(Multicurrency—Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of July 11, 2003

MERRIL LYNCH INTERNATIONAL and MANGROVE BAY TRUST

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:–

1.	Interpretation

(a)	Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)	Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)	Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a)	General Conditions.

(i)	Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)	Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)	Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © by International Swap Dealers Association Inc.

(b)	Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)	Netting. If on any date amounts would otherwise be payable:—

(i)	in the same currency; and

(ii)	in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)	Deduction or Withholding for Tax.

(i)	Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)	promptly notify the other party (“Y”) of such requirement;

(2)	Pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)	promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)	if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)	the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4 (a)(iii) or 4(d); or

(B)	the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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(ii)	Liability. If:—

(1)	X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect to which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)	X does not so deduct or withhold; and

(3)	a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)	Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)	Basic Representations.

(i)	Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)	Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)	No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)	Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)	Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b)	Absence of Certain Events. No Event or Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)	Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of the Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)	Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)	Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)	Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)	Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)	any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)	any other documents specified in the Schedule or any Confirmation; and

(iii)	upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)	Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)	Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)	Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)	Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a)	Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i)	Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party:

(ii)	Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)	Credit Support Default.

(1)	Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)	the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)	the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)	Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)	Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or any early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)	Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)	is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)	Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)	the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)	the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)	Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)	Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)	to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect to such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)	to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)	Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)	Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)	Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)	Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)	Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.	Early Termination

(a)	Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)	Right to Terminate Following Termination Event.

(i)	Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)	Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(I) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)	Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)	Right to Terminate If:—

(1)	a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)	an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)	Effect of Designation.

(i)	If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)	Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to section 6(e).

(d)	Calculations.

(i)	Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)	Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)	Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)	Events of Default. If the Early Termination Date results from an Event of Default:—

(1)	First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)	First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)	Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)	Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)	Termination Events. If the Early Termination Date results from a Termination Event:—

(1)	One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect to all Terminated Transactions.

(2)	Two Affected Parties. If there are two Affected Parties:—

(A)	if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)	if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)	Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iii)	Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7.	Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)	a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)	a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.	Contractual Currency

(a)	Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)	Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs or exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)	Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in the Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)	Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9.	Miscellaneous

(a)	Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)	Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)	Survival of Obligations. Without prejudice to sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)	Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)	Counterparts and Confirmations.

(i)	This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)	The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)	No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)	Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.	Offices; Multibranch Parties

(a)	If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)	Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)	If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.	Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

12	ISDA®1992

to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	Notices

(a)	Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)	if in writing and delivered in person or by courier, on the date it is delivered;

(ii)	if sent by telex, on the date the recipient’s answerback is received;

(iii)	if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)	if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)	Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number of electronic messaging system details at which notices or other communications are to be given to it.

13.	Governing Law and Jurisdiction

(a)	Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)	Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)	submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)	waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)	Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

13	ISDA®1992

reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to service process in any other manner permitted by law.

(d)	Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b)

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)	in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)	in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with
Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)	in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)	in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and the party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

15	ISDA®1992

been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Sect ion 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a)   the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)   such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

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“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party of any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rte transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

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value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

MERRIL LYNCH INTERNATIONAL	MANGROVE BAY TRUST By: The Bank of New York (Delaware), not in its individual capacity but solely as Trustee
_________________________________	________________________________
(Name of Party)	(Name of Party)

By: /s/ Hamish Pritchard ___________________________________	By: /s/ Michael Santino _________________________________
Name: Hamish Pritchard Title: Authorised Signatory Date: July 11, 2003	Name: Title: Michael Santino, SVP Date: July 11, 2003

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SCHEDULE to the MASTER AGREEMENT dated as of July 11, 2003 between MERRILL LYNCH INTERNATIONAL (“Party A”) and MANGROVE BAY TRUST (“Party B”)
Part 1. Termination Provisions
(a) Specified Entity.
“Specified Entity” means in relation to Party A for the purpose of:
Section 5(a)(v), Not Applicable. Section 5(a)(vi), Not Applicable. Section 5(a)(vii), Not Applicable. Section 5(b)(iv), Not Applicable.
and in relation to Party B for the purpose of:
Section 5(a)(v), Not Applicable. Section 5(a)(vi), Not Applicable. Section 5(a)(vii), Not Applicable. Section 5(b)(iv), Not Applicable.
(b) Applicability of Event of Default and Termination Events. The provisions of Section 5(a) and Section 5(b) (as modified by subsection (e) below) will apply to Party A and to Party B as follows:

Section 5(a)	Party A	Party B

(i) "Failure to Pay or Deliver"	Applicable.	Applicable.
(ii) "Breach of Agreement"	Not Applicable.	Not Applicable.
(iii) "Credit Support Default"	Applicable.	Applicable.
(iv) "Misrepresentation"	Not Applicable.	Not Applicable.

Section 5(a)	Party A	Party B

(v) "Default under Specified	Not Applicable.	Not Applicable.
Transaction"
(vi) "Cross Default"	Not Applicable.	Not Applicable.
(vii) "Bankruptcy"	Applicable.	Applicable.
(viii) "Merger Without Assumption"	Applicable.	Applicable.

Section 5(b)	Party A	Party B

(i) "Illegality"	Applicable.	Applicable.
(ii) "Tax Event"	Applicable.	Applicable.
(iii) "Tax Event Upon Merger"	Applicable.	Applicable.
(iv) "Credit Event Upon Merger"	Not Applicable.	Not Applicable.

(c)	Specified Transaction. “Specified Transaction” has the meaning provided in Section 14 of this Agreement.
(d)	Threshold Amount. “Threshold Amount” means: Not Applicable.
(e)	Illegality; Bankruptcy; Credit Support Default.
(i) Section 5(b)(i) of the Agreement is hereby modified to read in its entirety as follows:

"(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date of this Agreement, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

"(1) to perform any absolute or contingent material obligation to make a material payment or delivery or to receive a material payment or delivery in respect of this Agreement or any Transaction entered into pursuant hereto or to comply with any other material provision of this Agreement or any Transaction entered into pursuant hereto; or

"(2) to perform, or for any Credit Support Provider of such party to perform, any material contingent or other obligation which the party (or such Credit Support Provider) has
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under any Credit Support Document relating to this Agreement or any Transaction entered into pursuant hereto;"
	(ii)	Section 5(c) of this Agreement shall be without effect.
	(iii)	Section 5(a)(vii) of this Agreement shall apply to the Credit Support Provider with respect to Party A only if and for so long as Party A shall fail to have the Required Counterparty Ratings.
(iv)	A Credit Support Default pursuant to Section 5(a)(iii)(1) of this Agreement will apply with respect to Party B only upon a failure by Party B to Transfer collateral pursuant to the Credit Support Annex if (and only if) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party B.

(f)	Business Day; Local Business Day. Notwithstanding Section 14 of this Agreement, “Business Day” or “Local Business Day” means any NYSE Business Day that is not a Saturday or Sunday or any other day on which banking institutions are authorized or required by law, regulation or executive order to close for business in New York City, London, England or Bermuda or are closed for business in New York City, London, England or Bermuda due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riot, or a loss or malfunction of utilities or communications services, or the payment due on such date cannot be made for any such reason.

(g)	Termination Currency. “Termination Currency” means United States Dollars.
(h)	Additional Termination Events.
The applicable Additional Termination Events are described in this Part 1(h) below.
	(i)	Certain Events Relating to the Put Agreement. The earliest to occur of the following: (A) the Put Option Agreement, dated as of July 11, 2003 (as the same may be amended from time to time, the "Put Option Agreement") between XL Capital Ltd, a Cayman Islands exempt limited company (the "Put Counterparty") and Party B is terminated, (B) a Put Notice (as defined in the Put Option Agreement) is delivered with respect to a voluntary exercise of the option under the Put Agreement in full, (C) the occurrence of one of the events specified in clauses (i) through (vii) of Section 3.2(d) of the Put Agreement (other than an event specified in clause (iv) of such Section 3.2(d) which results in the first partial exercise of the option under the Put Agreement), (D) the fourth (4th) Business Day preceding the date on which the Put Agreement is to be terminated pursuant to (x) a notice delivered pursuant to Section 2.2(d) thereof or (y) a default pursuant to Section 2.2(e) thereof. Party
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B shall be the sole Affected Party upon the occurrence of a Termination Event under this clause (h)(i).
(ii)	Downgrade of Party A. So long as any Pass-Through Securities are rated by:
(A)	S&P, Party A fails to have a long term unsecured debt or counterparty rating by S&P of “AA-” or above, unless Party A's obligation to make the termination payments described in Section 6(e) of this Agreement (as restated in Part 1(l) of this Schedule) are unconditionally guaranteed (including pursuant to the Guarantee) by an entity with a long-term unsecured debt or counterparty rating by S&P of “AA-” or above; or

(B)	Moody’s, Party A fails to have a long term unsecured debt or issuer rating by Moody’s of “Aa3” or above, unless Party A's obligation to make the termination payments described in Section 6(e) of this Agreement (as restated in Part 1(l) of this Schedule) are unconditionally guaranteed (including pursuant to the Guarantee) by an entity with a long-term unsecured debt or counterparty rating by Moody's of “Aa3” or above, and, in the case of clause (A) or (B) above, such failure shall continue for five Business Days. The minimum rating level established by such clauses (A) and (B) above, is referred to as the “Required Counterparty Rating." Party A shall be the sole Affected Party upon the occurrence of a Termination Event under this clause (ii)

(iii)	Termination of the Collateral Agreement. So long as MLI remains Party A hereunder, Party A or the Guarantor has given notice to Party B that the Third Amended and Restated Intermediation and Security Agreement, dated as of April 1, 1996, as amended or supplemented from time to time (the “Collateral Agreement”), between Merrill Lynch Capital Services, Inc. and the Guarantor has been terminated, upon which Party A shall be the sole Affected Party.

(iv)	Non-Permitted Assignment. Party A or Party B has transferred or assigned, all or a part of its rights and obligations under this Agreement (including this Schedule, the Credit Support Annex and the Transactions outstanding hereunder) or the Asset Put Option Agreement, dated as of July 11, 2003 (as the same may be amended from time to time, the "Asset Put Option Agreement"), between MLI and XL Reinsurance America Inc., a New York property and casualty insurer (the "Ceding Insurer"), or the Guarantor (as defined in Part 4(f)(i) of this Schedule) has transferred or assigned all or a part of its rights and obligations under the Guarantee (as defined in Part 4(f)(i) of this Schedule), excluding, however, an assignment by Party A in accordance with Part 5(i) of this Schedule. Upon the occurrence of a

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Termination Event described under this clause (iv), the party so assigning (or, in the case of an assignment by the Guarantor, Party A) shall be the sole Affected Party.
(v)	Failure to Purchase. A Failure to Purchase occurs pursuant to Part 6 (Cash Settlement) or
Part 7 (Procedures Upon Failure to Purchase Drawn Asset Under Asset Put Option Agreement) of the Letter Agreement entered into between Party A and Party B in the form set forth as Exhibit A-3 to this Schedule (the "Standard Terms of Asset Transactions"), upon which Party A shall be the sole Affected Party.

(vi)	Failure to Add or Delete Assets. Party B fails to either (A) enter into one or more Asset Transactions or purchase (or cause the Regulation 114 Trust to purchase) the related Asset pursuant to and in accordance with Part 1 of the Standard Terms of Asset Transactions within the time period specified therein or (B) deliver an Asset for sale within the applicable time period specified in Part 6 (Cash Settlement) of the Standard Terms of Asset Transactions, upon which Party B shall be the sole Affected Party.

Upon the occurrence of any Illegality (as defined in Section 5(b)(i) of this Agreement (as modified pursuant to Part 1(e) of this Schedule)), Tax Event (as defined in Section 5(b)(ii) of this Agreement), Tax Event Upon Merger (as defined in Section 5(b)(iii) of this Agreement) or Additional Termination Event (as defined in Part 1(h) of this Agreement), each Transaction shall constitute an Affected Transaction.

(i)	Modification of Right to Terminate Following Event of Default. Section 6(a) of this Agreement is hereby deleted and replaced in its entirety with the following:
"(a) Right to Terminate Following Event of Default. If an Event of Default occurs, an Early Termination Date in respect of all outstanding Transactions will occur on the fourth (4th) Business Day following the date on which such Event of Default occurs without any further action by either party."

(j)	Modification of Right to Terminate Following Termination Events.
(i)	Section 6(b)(iv) of this Agreement shall apply only to Illegality, Tax Event and Tax Event Upon Merger (and shall not apply to any Additional Termination Event, which shall be governed solely by Section 6(b)(v) of this Agreement). Any transfer pursuant to Section 6(b)(ii) shall be to a Person having the Required Counterparty Rating (as defined in Part 1(h)(ii) of this Schedule). An Early Termination Date with respect to all outstanding Transactions shall occur on the fourth (4th) Business Day following the delivery of a termination notice pursuant to Section 6(b)(iv) of this Agreement (a "6(b)(iv) Termination Notice") in connection with an Illegality, Tax Event or Tax Event Upon Merger (notwithstanding any other date that may be specified in such notice).

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(ii) A Section 6(b)(v) of this Agreement shall be inserted as follows:
"(v)	Termination Following Additional Termination Event. If an Additional Termination Event specified in Part 1(h) of the Schedule occurs, an Early Termination Date in respect of all outstanding Transactions will occur on the fourth (4th) Business Day following the date on which such Additional Termination Event occurs without any further action by either party; provided, however, that, if an event resulting in a deemed exercise in full of the option under the Put Agreement occurs following the occurrence of an Additional Termination Event described in clause (i) of Part 1(h), the Early Termination Date will be the related Deemed Put Option Payment Date (as defined in the Put Option Agreement)."

(k)	Deletion of Certain Termination Provisions. Section 6(c) and Section 6(d) of this Agreement hereby are deleted and reserved.
(l)	Payments on Early Termination. Section 6(e) of this Agreement is hereby deleted and replaced in its entirety with the following:
"(e) Payments on Early Termination.
(i)	Sale of Assets for Cash and Payments Made Under Outstanding Transactions. The following shall occur on the earliest to occur of (1) the fourth (4th) Business Day prior to the Scheduled Termination Date (as defined in clause (vii) below), (2) the occurrence of an Additional Termination Event specified in Part 1(h) of this Schedule, (3) the occurrence of an Event of Default pursuant to clause (i) (Failure to Pay or Deliver), clause (iii) (Credit Support Default), clause (vii) (Bankruptcy) or clause (viii) (Merger Without Assumption) of Section 5(a) of this Agreement (as modified pursuant to this Schedule) and (4) the delivery of a 6(b)(iv) Termination Notice (as defined in Part 1(j)(i) of the Schedule) (any such event, a "Final Termination Event"):

(A)	Reduction of Asset Principal Amounts and Termination of Asset Transactions. The Asset Principal Amounts with respect to all of the Asset Transactions shall be reduced to zero and all of the Assets (other than Cash or other Floating Balance Assets) shall be sold pursuant to and in accordance with Part 6 (Cash Settlement) of the Standard Terms of Asset Transactions.

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(B)	Payment of Accrued Aggregate Floating Rate Payments. Party A shall pay to Party B the amount of the Aggregate Floating Rate Payments (as defined in clause (vii) below) accrued to but excluding the fourth (4th) Business Day following the date on which the Final Termination Event occurs (the "Final Termination Date"). Such payment shall be made on the Final Termination Date. Notwithstanding any other part of this subclause (B), solely for purposes of Section 2.2(b) of the Put Agreement, a "Final Termination Date" shall not occur if the Asset Swap Counterparty is replaced pursuant to Section 13.7 of the Declaration.

(C)	Excess Credited Amounts. Party A shall pay to the Regulation 114 Trustee (for the benefit of Party B) on the Final Termination Date any Excess Credited Amounts (as defined in Part 1 of the Floating Balance Swap Confirmation and Part 2 of the Standard Terms of Asset Transactions) owed under the Transactions.

(D)	Interest Payments. Party B shall pay to Party A any unpaid Interest Payments due under the Transactions to but excluding the Final Termination Date. Such payment shall be made on the Final Termination Date.

(E)	Payment of Default Interest. Party A shall pay to Party B, or Party B shall pay to Party A, as the case may be, on the Final Termination Date, the net amount due under Section 2(e) of this Agreement (as modified by Part 5(j) of this Schedule).

(F)	Cash Settlements Under Asset Transactions. On the Final Termination Date, the parties shall pay, with respect to each Asset, an amount equal to the Cash Settlement Amount (as defined in the Standard Terms of Asset Transactions) due under the related Asset Transaction (including any Cash Settlement Amounts due prior to such date and unpaid). For avoidance of doubt, such amounts shall include (and the Guarantee shall cover) all Cash Settlement Amounts described in Part 6 (Cash Settlement) and Part 7 (Procedures Upon Failure to Purchase Drawn Asset Under Asset Put Option Agreement) of the Standard Terms of Asset Transactions.

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(G)	Party A Accrued Interest Payment Amounts. Party A shall pay to Party B an amount equal to any Party A Accrued Interest Payment Amounts (as defined in Part 1 (Option of Party A to Enter Into Asset Transactions) of the Standard Terms of Asset Transactions).

(ii)	Additional Payment of Accrued Aggregate Floating Rate Payment for
Interim Period. If a Final Termination Event occurs as a result of a Party A Termination (as defined in clause (vii) below), then, in addition to the amounts payable by Party A pursuant to clause (i) above, Party A shall pay to Party B, on the Final Termination Date, with respect to the period from and including the Final Termination Date to but excluding the earlier of (1) the next Swap Renewal Date (as defined in Part 5(i)(iii) of this Schedule) and (2) the thirtieth (30th) day following the Final Termination Date (such period, as applicable, the "Interim Period"), an amount equal to the Aggregate Floating Rate Payment that would have accrued with respect to the Interim Period if the transactions had remained outstanding. If a Floating Rate Payer Payment Date would have been scheduled to occur during the Interim Period if the Transactions had remained outstanding, the Aggregate Floating Rate Payment, for purposes of determining the amount payable pursuant to this clause (ii), shall be calculated based on the assumption that the applicable LIBOR rate remains for the next Calculation Period at the level applicable to the then-current Calculation Period.

(iii)	Purchase of 30-Day Assets. On or prior to the third (3rd) Business Day following the Final Termination Date relating to a Party A Termination, Party A shall direct the Regulation 114 Trust (or cause the Regulation 114 Trustee to be directed) to apply all available Cash (to the extent feasible) to acquire one or more debt securities that mature on or prior to the last day of the Interim Period and that are fully guaranteed or insured by the full faith and credit of the U.S. federal government (such securities, and proceeds thereof, the "30-Day Assets") (which the parties acknowledge should have, at the time that such investment is made, a Market Value (determined in accordance with the procedures set forth in Part 8 (Valuation) of the Standard Terms of Asset Transactions) equal to the Put Option Premium Calculation Amount (as defined in the Put Agreement) assuming the timely performance of the parties' obligations under each of the Basic Documents (as defined in Part 3(b)(iii) below).

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If the direction specified in this subclause (iii) is not given by Party A, then Party B shall take the actions specified above.
(iv)	Adjustment for Change in LIBOR Rate During Interim Period. If a Floating Rate Payer Payment Date would have been scheduled to occur during the Interim Period if the Transactions had remained outstanding then, subject to clause (vi) below, Party A shall pay to Party B, on the last day of the Interim Period (or, if such day is not a Business Day, on the next Business Day):

(A)	the Aggregate Floating Rate Payment that would have accrued during the Interim Period based on the actual LIBOR rates for such period (as determined by Party A as Calculation Agent pursuant to the procedures applicable under Part 9 (Floating Rate Payments by Party A) of the Standard Terms of Asset Transactions; minus

(B)	the amount paid by Party A to Party B pursuant to clause (ii) above;
provided, that if that amount is negative, Party B shall pay the absolute value of that negative amount to Party A. The parties acknowledge that the amount, if any, that is payable by Party A to Party B pursuant to this clause (iv) will not be guaranteed by the Guarantor.

(v)	Payment of 30-Day Asset Accrued Amount. Subject to clause (vi) below, on the last day of the Interim Period (or, if such day is not a Business Day, the next Business Day), Party B shall pay to Party A an amount (the "30-Day Asset Accrued Amount") equal to:

(A)	all uninvested Cash and proceeds of the 30-Day Assets on such day, minus
(B)	the initial amount of cash proceeds and settlement amounts used to purchase the 30-Day Assets pursuant to clause (iii) above.
(vi)	Amounts Paid on Net Basis; Reduction for Reasonable Costs of Search for Replacement Counterparty. The parties shall make the payments described under clauses (iv) and (v) above on a net basis. However, to the extent that the search for a replacement counterparty pursuant to

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Section 13.7 of the ABC Declaration is unsuccessful, and a net amount is payable by Party B to Party A, the Put Counterparty shall be reimbursed for the reasonable costs of the search for the replacement counterparty from the 30-Day Asset Accrued Amount, and any remaining amounts shall be paid to Party A.

(vii)	Certain Definitions. For purposes of this Section 6(e):
1) "Aggregate Floating Rate Payment" means:
(i) with respect to any period prior to the Final Termination Date, the aggregate amount of the Floating Rate Payments with respect to Party A accrued during such period under Part 4 of the Confirmation entered into between Party A and Party B in the form set forth as Exhibit A-1 to this Schedule (the "Floating Balance Swap Confirmation") and Part 9 (Floating Rate Payments by Party A) of the Standard Terms of Asset Transactions with respect to all Asset Transactions (whether or not a payment is due thereunder), and

(ii) with respect to the Interim Period, the aggregate amount of the Floating Rate Payments with respect to Party A that would have accrued during such period (as determined pursuant to clause (i) above) if the Transactions outstanding immediately prior to the Final Termination Date, with an aggregate notional amount equal to the Put Option Premium Calculation Amount (as defined in the Put Agreement), were to remain outstanding during such period.

2) "Floating Balance Asset" has the meaning set forth in Part 1 (General Terms) of the Floating Balance Swap Confirmation.
3) "Party A Termination" means an Event of Default where Party A is the sole Defaulting Party or a Termination Event where Party A is the sole Affected Party.
4) "Scheduled Termination Date" means July 15, 2013; provided, that if this Transaction is renewed in the manner specified in
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Part 5(i)(iii) of this Schedule, then the Scheduled Termination Date shall be the next Swap Renewal Date.
	(viii)	Survival. For avoidance of doubt, the obligations of the parties hereto pursuant to clauses (ii) through (vii) above shall survive termination of this Agreement.
(m)	Put Counterparty Entitled to Rely on No Violation or Conflict Representation. Party A (and, for the avoidance of doubt, not the Guarantor) acknowledges that XL Capital Ltd, a Cayman Islands exempted limited company (the "Put Counterparty"), and its Affiliates are entitled to rely, and have relied, on the representation and warranty of Party A set forth in Section 3(a)(iii) (No Violation or Conflict) of this Agreement, including in connection with its preparation of the Preliminary Offering Memorandum dated June 19, 2003 and the Final Offering Memorandum dated July 3, 2003 with respect to the Pass-Through Securities to be issued by Mangrove Bay Pass-Through Trust, a Delaware statutory trust, and the Put Counterparty constitutes an intended third-party beneficiary with respect to the representation and warranty made by Party A in such Section 3(a)(iii) in the same manner as if it were a party hereto.

(n)	Grantor Entitled to Rely on Representation and Warranties. For avoidance of doubt, the Grantor shall be entitled to rely on the representations and warranties given by Party A pursuant to Section 3 of this Agreement.

Part 2. Tax Provisions
(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation:
(i)	It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.

(ii)	In making this representation, a party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not

29

deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(b)	Withholding Tax. Notwithstanding Section 2(d) of the Agreement, (i) for purposes of Section 2(d) of this Agreement, all withholding taxes shall be Indemnifiable Taxes and (ii) (A) Party B shall not be required to pay any additional amounts in respect of an Indemnifiable Tax or be under any obligation to pay any amount to Party A in respect of any liability of Party A for or on account of any Indemnifiable Tax and (B) the limitations set forth in Section 2(d)(i)(4)(A) and (B) of this Agreement shall not apply.

Part 3. Documents; Conditions Precedent
(a)	Tax forms, documents or certificates. For the purpose of Section 4(a)(i) of this Agreement, each party agrees to deliver the following documents upon request by the other party: Any form, document or certificate as may be requested by the other party pursuant to Section 4(a)(iii) of this Agreement.

(b)	Other Documents to be Delivered. For the purpose of Section 4(a)(ii) of this Agreement, the parties agree to deliver the Closing Documents with respect to such party as described below, promptly after execution and delivery of this Agreement, but no later than the Closing Date:

(i)	Party A. For Party A, “Closing Documents” mean:
(A)	Agreement, Schedule, Floating Balance Swap Confirmation, Standard Terms of Asset Transactions and Asset Put Option Agreement. A counterpart to this Agreement (including this Schedule and the Credit Support Annex), the Floating Balance Swap Confirmation, the Standard Terms of Asset Transactions, and the Asset Put Option Agreement, in each case duly executed by Party A and, in the case of the Floating Balance Swap Confirmation, duly endorsed by the Guarantor in accordance with Part 8 of this Schedule.

	(B)	Guarantee. A Guarantee duly executed by the Guarantor.
	(C)	Secretary's Certificates.
(a) Party A. A copy, certified by the secretary or assistant secretary of Party A, of evidence of:
(i)	the authorization, execution, delivery and performance by Party A of this Agreement (including this Schedule and the Credit Support Annex), the Floating Balance Swap Confirmation, the Standard Terms of Asset

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Transactions, the Asset Transaction Confirmations to be executed and delivered from time to time and the Asset Put Option Agreement; and
(ii)	the incumbency of the applicable signatory certifying the name and true signature of each person that is executing this Agreement (including this Schedule and the Credit Support Annex), the Floating Balance Swap Confirmation, the Standard Terms of Asset Transactions, the Asset Transaction Confirmations to be executed and delivered from time to time and the Asset Put Option Agreement for Party A.

		(b)	Guarantor. A copy, certified by the secretary or assistant secretary of the Guarantor, of evidence of:
(i) the authorization, execution, delivery and performance by the Guarantor of the Guarantee; and
(ii) the incumbency of the applicable signatory certifying the name and true signature of each person that is executing the Guarantee for the Guarantor.
	(D)	Legal Opinions.
		(a)	Party A. Opinions of Party A’s counsel addressed to Party B and each of the Rating Agencies in the form of Exhibit B-1 and Exhibit B-2; and
		(b)	Guarantor. Opinion of the Guarantor's counsel addressed to Party A and each of the Rating Agencies in the form of Exhibit B-3 hereto.
(ii)	Party B. For Party B, “Closing Documents” mean:
(A)	Basic Documents and Floating Balance Swap Confirmation. Copies of (1) each of the Basic Documents duly executed by each party thereto (other than Party A and the Guarantor) and (2) the Floating Balance Swap Confirmation duly executed by Party B.

	(B)	Secretary's Certificates.
		(a)	Party B. A copy, certified by the secretary or assistant secretary of the ABC Trustee, of evidence of:
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(i)	the authorization of officers of the ABC Trustee to execute documents on behalf of the ABC Trustee, and the execution and delivery of the Basic Documents to which Party B is party by such officers; and

(ii)	the incumbency of the applicable signatory certifying the name and true signature of each person that is executing this Agreement (including this Schedule and the Credit Support Annex), the Floating Balance Swap Confirmation, the Standard Terms of Asset Transactions, the Asset Transaction Confirmations to be executed and delivered from time to time or any of the other Basic Documents to which Party B is a party for the ABC Trustee, on behalf of Party B.

(b) Grantor. A copy, certified by the secretary or assistant secretary of the Grantor, of evidence of:
(i) the authorization, execution, delivery and performance by the Grantor of this Schedule and each of the other Basic Documents to which the Grantor is a party; and
(ii)	the incumbency of the applicable signatory certifying the name and true signature of each person that is executing this Schedule or any of the other Basic Documents to which the Grantor is a party for the Grantor.

	(C)	Legal Opinions.
(a) Party B. Opinion of Party B’s counsel addressed to Party A and each of the Rating Agencies in the form of Exhibit B-4 hereto.
(b) Grantor. Opinion of the Grantor's counsel addressed to Party A and each of the Rating Agencies in the form of Exhibit B-5 hereto.
(iii)	Basic Documents. "Basic Documents" shall mean:
	(A)	the Master Agreement (including the Schedule, Confirmations and Credit Support Annex);
	(B)	the ABC Assignment Agreement;
	(C)	the Put Agreement;
	(D)	the Regulation 114 Trust Agreement;
	(E)	the Guarantee;
	(F)	the Joint Letter of Instruction;
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		(G)	the Grantor Letter of Instruction;
		(H)	the ABC Declaration;
		(I)	the Rate Swap;
		(J)	the Pass-Through Declaration; and
		(K)	the Asset Put Option Agreement.
(c)	Covered by Section 3(d) Representation. Each of the Closing Documents referred to in Part 3(b) (other than the legal opinions referred to in Part 3(b)(i)(D) and Part 3(b)(ii)(C)) shall be covered by the representations in Section 3(d) of this Agreement.

(d)	Delivery of Incumbency Certificates With Respect to Transactions. For each Asset Transaction, each of Party A and the ABC Trustee shall deliver, and Party A shall cause the Guarantor to deliver, a duly executed incumbency certificate (or other document satisfactory to the other party which establishes the incumbency of the applicable signatory) for the person(s) executing the Confirmation for that Asset Transaction on behalf of that party promptly after execution of such Confirmation. The incumbency certificates delivered from time to time in connection with the Asset Transactions shall establish the incumbency of all persons from time to time delivering instructions or otherwise acting pursuant to this Agreement, including this Schedule, and the Transactions.

(e)	Conditions Precedent. It shall be a condition precedent to the effectiveness of this Agreement, the Guarantee and the Transactions entered into on the Closing Date that, as of the Closing Date:
	(i)	MLDP (as defined in Part 4(g)(i) of this Schedule) shall have an issuer rating of (A) "Aaa" from Moody's and (B) a counterparty rating of "AAA" from S&P;
	(ii)	the Collateral Agreement shall be in full force and effect; and
	(iii)	each of the Closing Documents required to be delivered pursuant to subpart (a) and (b) of this Part 3 shall have been delivered.
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Part 4. Miscellaneous

(a) Addresses for Notices.

To Party A:	To Party B:

MERRILL LYNCH INTERNATIONAL	MANGROVE BAY TRUST
Telephone: (212) 449-5967	c/o The Bank of New York (Delaware)
Telecopy: (212) 449-1235	P.O. Box 6973
Attention: Marc Zindle, Swaps Group	White Clay Center
Route 273
with copies to:	Newark, Delaware 19711
Alan Levy, Finance Department	Attention: Kristine Gullo
Telecopy: (212) 738-1033	Facsimile: (302) 283-8279
E-mail: alan_levy@ml.com

with a copy to:
GMI Counsel
Merrill Lynch World Headquarters	The Bank of New York
4 World Financial Center, 12th Floor	Corporate Trust - Dealing and Trading
New York, NY 10080	100 Church Street
Attention: Swaps Legal	New York, New York 10286
Telecopy: 212-449-6993	Attention: Corporate Trust - Dealing and
Trading Group
Facsimile: (212) 437-6157

To the Credit Support Provider for Party A:	To the ABC Trustee:

MERRILL LYNCH DERIVATIVE PRODUCTS	The address set forth in Section 13.1 of the Put
AG	Agreement.
Stauffacherstrasse 5
8004 Zurich	To the Regulation 114 Trustee or the Ceding
Switzerland	Insurer:

Telecopy: (411) 297-7808	The address set forth in Section 7.7 of the
Attention: Jacqui Cassidy	Regulation 114 Trust Agreement.

Notwithstanding any other part of this Section 4(a), notices delivered pursuant to the Standard Terms of the Asset Transactions, including without limitation delivery of the Weekly Consent and Release, shall be made in accordance with Schedule A to the form of Weekly Consent and Release attached as Attachment B to Exhibit A-3 hereto.

(b)	Calculation Agent. “Calculation Agent” means Party A.
(c)	Process Agent. For the purpose of Section 13(c) of this Agreement:
(i) Party A irrevocably appoints as its Process Agent: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Litigation Department, 222 Broadway, 16th Floor, New York, NY 10038; and
(ii) Party B irrevocably appoints as its Process Agent: Not Applicable.
(d)	Offices. Section 10(a) applies.
(e)	Multibranch Party. Neither party is a Multibranch Party.
(f)	Credit Support Document.
(i)	For Party A, the following is a Credit Support Document: the Guarantee of the Credit Support Provider for Party A (the “Guarantor”) in favor of Party B with respect to the Transactions entered into from time to time hereunder, substantially in the form set forth as Exhibit C hereto (the “Guarantee”).

(ii) For Party A and Party B, the following is a Credit Support Document: The Credit Support Annex made a part of this Agreement.
(g)	Credit Support Provider.
(i)	For Party A, Credit Support Provider means: Merrill Lynch Derivative Products AG, a Swiss share company with its principal place of business located at Stauffacherstrasse 5, CH 8004, Zurich, Switzerland (“MLDP”).

(ii) For Party B, Credit Support Provider means: none specified.
(h)	Affiliate. “Affiliate” has the meaning provided in Section 14 of this Agreement.
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(i)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(j)	Jurisdiction. Section 13(b) of the Agreement is hereby deleted and replaced in its entirety with the following:
"(b)	Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement ("Proceedings"), each party irrevocably:
(i) agrees that it shall submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York;
(ii) agrees that, if the United States District Court for the Southern District of New York does not have jurisdiction over such Proceedings, then as of the date of this Agreement each party shall be deemed to have irrevocably submitted to the jurisdiction and venue of the courts of the State of New York located in the Borough of Manhattan, which submission shall be exclusive;

(iii) agrees that, if neither the United States District Court for the Southern District of New York nor the courts of the State of New York located in the Borough of Manhattan have jurisdiction over such Proceedings, then as of the date of this Agreement each party shall be deemed to have irrevocably submitted to the jurisdiction and venue of any court that has lawful jurisdiction over such Proceedings;

(iv) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court set forth in subparts (b)(i) and (ii) above, waives any objection or defense that such Proceedings have been brought in any inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have personal jurisdiction over such party; and

(v) agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any such court set forth in subparts (b)(i) and (ii) shall preclude the party who has commenced the Proceeding from bringing Proceedings in any other jurisdiction."

(k)	Jury Trial. Each party irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of or relating to this Agreement.
(l)	Expenses. Section 11 of this Agreement shall apply where Party A is the Defaulting Party and shall apply where Party B is the Defaulting Party.
36

Part 5. Other Provisions.
(a)	Inconsistency. In the event of any inconsistency between the provisions of (A) this Agreement (including the Definitions) and (B) any Confirmation, the terms of such Confirmation shall prevail.
(b)	Recorded Conversations. Each party may electronically record all telephone conversations between them in connection with this Agreement or any Transaction.
(c)	Additional Representations. Section 3 of this Agreement is amended by adding the following Sections 3(g) and 3(h):
“(g)	Non-Reliance. For any Relevant Agreement: (i) it acts as principal and not as agent, (ii) it acknowledges that the other party acts only at arm’s length and is not its agent, broker, advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to it (or to any of its affiliates) excludes the Relevant Agreement, (iii) it is relying solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and upon advice from its own professional advisors, (iv) it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, and (v) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party, its affiliates or the representatives or advisors of the other party or its affiliates (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder).

“Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, the Standard Terms of Asset Transactions, the Asset Put Option Agreement, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

“(h)	Eligibility. Party A represents that it is (i) an “eligible contract participant” within the meaning of the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000), and (ii) a “financial institution” within the meaning of the Federal Deposit Insurance Corporation Improvement Act of 1991 as supplemented by Regulation EE of the Federal Reserve Board.

(d)	Account Details. Each of Party A and Party B hereby agrees that, unless notified in writing by the other party hereto of other payment instructions, with respect to all of the Transactions from time to time entered into hereunder:

37

Any and all amounts payable by Party B to Party A	Any and all amounts to be credited to the
(or by the Credit Support Provider on its behalf)	Appreciation Account may be directed as follows:
may be directed as follows:
The Bank of New York, NY, NY
Deutsche Bank Trust Company Americas, NY, NY	(Fed ABA 021000018)
(Fed ABA: 021001033)	Acct.: GLA 111-565 for further credit to sub-
FAO: Merrill Lynch International, London	account 223-214 (Appreciation Account)
Acct: 00-882-277

Any and all amounts to be credited to the Asset	Any and all amounts payable by Party A to Party B
Swap Counterparty Account pursuant to Part 5(h)	other than amounts to be credited to the
may be directed as follows:	Appreciation Account or the Regulation 114 Trust
may be directed as follows:
The Bank of New York, NY, NY
(Fed ABA 021000018)	The Bank of New York, NY, NY
Acct: GLA 111-565 (for further credit to	(Fed ABA 021000018)
sub-account 223-215)	Acct: GLA 111-565 for further credit to sub-
account 223-216 (Property Account)
Any and all amounts to be credited to the
Regulation 114 Trust may be directed as follows:

The Bank of New York, NY, NY
(Fed ABA 021000018)
Acct: GLA 111-565 (for further credit to sub-
account 396-169) (Regulation 114 Trust)

(e)	Amendment. Notwithstanding Section 9(b) of this Agreement, no amendment, modification or waiver in respect of this Agreement or any of the Confirmations (including the termination of this Agreement or all or any of the Transactions other than as provided in this Agreement or in the related Confirmations) will be effective unless:

(i)	in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties hereto; and
(ii)	prior written consent thereto (including consent set forth in a writing evidenced by a facsimile transmission) has been given by the Grantor and the Guarantor.

(f)	Set-off. The following Set-off provision shall apply:
(i)	In the event that Party A is an obligor or guarantor with respect to any Asset, Party A hereby waives any and all right to counterclaim or set-off of its obligations under such Asset against amounts owed by Party B under this Agreement, the Standard Terms of Asset Transactions or any related Transaction.

	(ii)	Section 2(c)(ii) shall not apply at any time with respect to any of the Transactions.
(g)	No Bankruptcy Petition. With respect to any amounts owed by Party B under this Agreement, each of Party A and the Guarantor agrees that, prior to the date which is at least one year and one day after all of the ABC Securities and the Pass-Through Securities have been redeemed or, if longer, the applicable preference period then in effect, it will not institute against, or join any other person or entity in instituting against, Party B, the Pass-Through Trust or the Regulation 114 Trust any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws; provided, that nothing herein shall preclude, or be deemed to estop, Party A or the Guarantor from (i) taking any action prior to the expiration of the aforementioned one-year and one-day period of, if longer, the applicable preference period then in effect in (A) any case or proceeding voluntarily filed or commenced by Party B or the Pass-Through Trust or (B) any involuntary case or insolvency proceeding filed or commenced against Party B, the Pass-Through Trust or the Regulation 114 Trust by a person other than Party A or the Guarantor or (ii) commencing against Party B or any of its properties any legal action that is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding. For purposes of this subpart (g), "Guarantor" shall be deemed to refer to the Guarantor and any guarantor of all or a part of the obligations of any successor to Party A hereunder.

(h)	Asset Swap Counterparty Account. On any day on which Party B is required to make any payment to Party A pursuant to the Asset Swap Documents (as defined in subpart (i) below), if it is not practicable for the ABC Trustee to deliver cash in such amount or on such date, Party B may deposit the applicable amount into the Asset Swap Counterparty Account (as defined in Section 3.6(d) of the ABC Declaration) for the benefit of Party A, and any such deposit shall be treated as a payment pursuant to the related Transaction on the date on which such deposit is made, and shall be subject to reduction pursuant to Section 2(c). Any amounts deposited into the Asset Swap Counterparty Account on any Business Day shall be paid to Party A on the next following Business Day.

(i)	Restriction on Assignment by Party A; Renewal of Agreement; Permitted Assignment.
	(i)	General Restriction on Assignment. Section 7 of this Agreement shall be deleted in its entirety and replaced with the following:
39

"Except as otherwise provided in Part 5(i)(ii) of the Schedule, neither this Agreement nor any interest or obligation in or under this Agreement (including this Schedule, the Credit Support Annex, the Transactions outstanding hereunder and the Standard Terms of Asset Transactions), the Grantor Letter of Instruction, the Regulation 114 Indemnity Letter or the Asset Put Option Agreement (collectively, the "Asset Swap Documents") may be transferred (whether by way of security or otherwise) by either party."

(ii)	Permitted Assignment by Party A. Except as described in clause (iii) below, Party A may transfer its rights and obligations under the Asset Swap Documents, in whole and not in part, to an assignee with a long-term unsecured debt or counterparty rating of (or whose obligations to make the termination payments described in Section 6(e) of this Agreement (as restated in Part 1(l) of this Schedule) are unconditionally guaranteed (in the same manner as such amounts are guaranteed by the Guarantor by an entity with a long-term unsecured debt or counterparty rating of):

(A)	if MLI (or a permitted assignee of MLI pursuant to this Part 5(i)(ii)) is Party A immediately prior to such transfer, "AAA" from S&P and "Aaa" from Moody's; and
(B)	otherwise, equivalent to the Required Counterparty Ratings.
Notwithstanding any other part of this clause (ii), if a Termination Event described in Section 5(b)(i) (Illegality) or Section 5(b)(ii) (Tax Event) occurs where Party A is the sole Affected Party, Party A may transfer its rights and obligations under this Agreement (including this Schedule, the Credit Support Annex and the Transactions outstanding hereunder and the Standard Terms of Asset Transactions) and the Asset Put Option Agreement pursuant to and in accordance with Section 6(b)(ii) of this Agreement, in whole but not in part, provided, that the assignee has the Required Counterparty Ratings.

(iii)	Renewal of Agreement. This Agreement shall be considered for renewal for another 10-year term on July 15, 2013 and, if renewed, July 15, 2023 or, in each case, if not a Business Day, the next Business Day (each, a "Swap Renewal Date"). On or prior to the twentieth (20th) day preceding each Swap Renewal Date, Party A may elect, by written notice to Party B, the ABC Trustee, the Regulation 114 Trustee and the Put Counterparty:

(A)	to renew this Agreement, the Guarantee (if the Guarantee continues to remain in effect at such time) and the other Asset Swap Documents, on the same terms (including the Spread) currently applicable thereto on the Swap Renewal Date;

(B)	to seek to renew this Agreement on the same terms as those then in effect, except for the Spread (as defined below); or
40

(C)	to terminate this Agreement and the other Asset Swap Documents, in which case Party B will seek to enter into an agreement with a replacement swap counterparty on the same terms as those then in effect (other than the Spread) in accordance with the procedures described under clause (iv) below.

If a Party A fails to deliver notice of such an election as specified above on or prior to the twentieth (20th) day preceding any Swap Renewal Date, Party A shall be deemed to have elected the option set forth in subclause (C) above. If Party A elects the option specified under subclause (B) of this clause (iii), Party A shall submit a bid to Party B setting forth a proposed Spread. If Party A selects the option under subclause (B) or (C) with respect to any Swap Renewal Date, a "Swap Repricing Event" shall occur on the twentieth (20th) day preceding the related Swap Renewal Date, and Party B shall effect the procedures set forth in Section 13.7 of the ABC Declaration. If this Agreement and the other Asset Swap Documents are renewed with the same counterparty pursuant to Section 13.7 of the ABC Declaration, then the Spread applicable to such documents shall be deemed amended as set forth in, and determined pursuant to the procedures set forth in, such Section 13.7, and the Scheduled Termination Date thereafter shall be the next Swap Renewal Date.

(iv)	Notification. Party A shall provide prompt written notification to Party B, Moody’s (if any Pass-Through Securities at such time are outstanding and are rated by Moody’s) and S&P (if any Pass-Through Securities at such time are outstanding and are rated by S&P), that a transfer or replacement pursuant to this Part 5(i) and Section 13.7 of the ABC Declaration has occurred.

(v)	Spread. "Spread" has the meaning set forth in Part 3 (Floating Rate Payments by Party A) of the Floating Balance Swap Confirmation and Part 9 (Floating Rate Payments by Party A) of the Standard Terms of Asset Transactions, as applicable.

(j)	Default Rate; Payment of Default Interest.
(i)	Notwithstanding the definition of "Default Rate" set forth in Section 14 of this Agreement, for purposes of Section 2(e) of this Agreement, "Default Rate" shall mean, with respect to any Calculation Period, the sum of (A) the Floating Rate applicable to such Calculation Period pursuant to Part 9 (Floating Rate Payments by Party A) of the Standard Terms of Asset Transactions and (B) the Spread; provided, however, that interest shall accrue with respect to any amount that remains unpaid on and after an ABC Security Payment Date (as defined in Part 9 (Floating Rate Payments by Party A) of the Standard Terms of Asset Transactions) from and after such date at, with respect to any Calculation Period ending during the Fixed Rate Period, the Fixed ABC Security Rate and, with respect to any

41

Calculation Period ending during the Floating Rate Period, the Floating ABC Security Rate. For purposes of this clause (i):
	(A)	"Fixed ABC Security Rate" means 6.102% per annum.
	(B)	"Fixed Rate Period" means the period from and including the Closing Date to and including July 15, 2013 (or, if such day is not a Business Day, the next Business Day).
	(C)	"Floating ABC Security Rate" means, with respect to any Calculation Period ending during the Floating Rate Period (if applicable), the sum of:
(a) LIBOR, with a Designated Maturity of three months, as determined in accordance with the procedures set forth in the Standard Terms of Asset Transactions for such Calculation Period; and
(b) 3.145%.
(D)	"Floating Rate Period" means, unless the Final Termination Date occurs prior to July 15, 2013 or, if such day is not a Business Day, the next Business Day (in which case the Floating Rate Period shall not be applicable), the period from and including the day immediately following the last day of the Fixed Rate Period to but excluding the earlier of July 15, 2033 (or, if such day is not a Business Day, the next Business Day) and the Final Termination Date.

	(E)	"Put Option Premium Rate" has the meaning set forth in Section 5.1(a)(i)(A) of the Put Agreement.
(ii)	Section 2(e) of this Agreement shall be modified by deleting (A) the words "Prior to the occurrence or effective designation of an Early Termination in respect of the relevant Transaction," (B) the words "and subject to Section 6(c)" and (C) the last sentence thereof.

(k)

Limited Recourse. The obligations of Party B under this Agreement and each of the Transactions are limited recourse obligations of Party B payable solely from Assets distributed to Party B by the Regulation 114 Trust, including Assets (or portions thereof) credited to the Appreciation Account (as defined in Paragraph 13(m)(ii) of the Credit Support Annex) and amounts payable in respect of the Transactions by the Put Counterparty pursuant to Section 5.5 of the Put Agreement (the “Available Amounts”). For purposes of clarification, Available Amounts shall not include any part of the Put Option Premium, net amounts received under the Rate Swap or the Shares (as defined in the Recitals to the Put Agreement) (if and when issued) or any proceeds thereof or dividends or other distributions, including interest, thereon. Following realization of the Available Amounts and payment to Party A of such amounts due, any claims of Party A and/or the Guarantor hereunder shall be extinguished and shall not thereafter revive and none of Party A, the Guarantor or any person acting on its behalf shall be entitled to take any further steps against Party B to recover any sums due to Party A or the Guarantor but still unpaid, and all claims in respect of such sums due but still unpaid shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, stockholder or incorporator of Party B, the Grantor, the Pass-Through Trust, the Put Counterparty, the Regulation 114 Trust or their respective successors or assigns for any amounts payable hereunder. It is understood that the foregoing provisions of this subpart (k) shall not constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement or any Confirmation until such Available Amounts have been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this subpart (k) shall not limit the right of any person to name Party B, the Grantor, the Put Counterparty, the Regulation 114 Trust or their respective successors and assigns as a party defendant in any action or suit or in the exercise of any other remedy under this Agreement or any Confirmation, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against Party B, the Grantor, the Put Counterparty, the Regulation 114 Trust or their respective successors or assigns.

(l)	Limitation of Liability. It is expressly understood that (a) this Agreement is executed and delivered by The Bank of New York (Delaware), not individually or personally but solely as ABC Trustee, in the exercise of the powers and authority conferred and vested in it under the ABC Declaration, (b) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by The Bank of New York (Delaware), but is made and intended for the purpose of binding only Party B and (c) under no circumstances shall The Bank of New York (Delaware) be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related document.

(m)	Termination of Regulation 114 Trust. Grantor hereby agrees for the benefit of Party A that it shall not cause the Regulation 114 Trust to be terminated at any time on or prior to the later of (i) the Final Termination Date and (ii) the earlier to occur of (x) the satisfaction of all of Party B's obligations under this Agreement (including this Schedule and the Credit Support Annex) and the Transactions outstanding hereunder and (y) the distribution of all of the Trust Assets to Party B.

Part 6. Definitions.
(a)	Capitalized terms used but not otherwise defined in this Agreement (including this Schedule and the Credit Support Annex) shall have the meaning assigned to such terms in Appendix A to this Schedule or, if not defined therein, shall have the meanings set forth in the 2000 ISDA Definitions (including its Annex) (together, the “2000 ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc., which are incorporated herein and shall form a part of this Agreement.

(b)	Notwithstanding subsection (a) above:
(i)	the provisions of this Agreement (including Appendix A to this Schedule but exclusive of the 2000 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2000 ISDA Definitions; and

(ii)	the provisions of this Agreement (exclusive of Appendix A to the Schedule and the 2000 ISDA Definitions) shall prevail in the event of any conflict between such provisions, on the one hand, and either the Appendix A to the Schedule or the 2000 ISDA Definitions on the other.

Part 7.  Third-Party Beneficiary. Each of the Grantor and the Regulation 114 Trust shall be an intended third-party beneficiary of this Agreement (including this Schedule and the Standard Terms of Asset Transactions) and each Confirmation executed pursuant hereto.

Part 8. Provisions Relating to the Guarantee of MLDP.
(a)	Each of Party A and Party B acknowledges and agrees that:
(i)	the Guarantee applies only to the portion of the amount (if any) payable by Party A or the Guarantor pursuant to Section 6(e) (other than Section 6(e)(iv)) of this Agreement, as restated in Part 1(l) of this Schedule, upon the designation or occurrence of a Final Termination Date (the "Guaranteed Termination Payment") that is applicable to the Guaranteed Transactions as provided in the Guarantee;

(ii) the amount payable by MLDP under the Guarantee will not exceed the amount of the Guaranteed Termination Payment;
(iii)	no Transaction shall constitute a Guaranteed Transaction for the purpose of the Guarantee or this Agreement unless and until the Confirmation evidencing such Transaction has been endorsed by MLDP as provided in subsection (b) of this Part 8;

(iv)	amounts payable by MLDP under the Guarantee in respect of the obligations of Party A under this Agreement shall be determined by reference to and in accordance with the express provisions of this Agreement;

(v)	so long as the Guarantee remains in effect and MLDP remains the Guarantor thereunder, no amendment to or modification of this Agreement or any Guaranteed Transaction or Confirmation evidencing a Guaranteed Transaction shall become effective without the written consent of MLDP;

(vi)	neither party may transfer this Agreement or any Guaranteed Transaction or any interest or obligation in or under this Agreement or a Guaranteed Transaction without the prior written consent of MLDP except as expressly set froth in this Agreement; and

(vii)	MLDP is issuing the Guarantee on the basis of and in reliance upon the acknowledgments and agreements of the parties set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) above.
(b)	For purposes of this Agreement, "Guaranteed Transaction" shall mean any outstanding Transaction for which MLDP shall have executed on the Confirmation evidencing such Transaction an endorsement in the following form:

Endorsement of Merrill Lynch Derivative Products AG
The Transaction evidenced by this Confirmation constitutes a Guaranteed Transaction as defined in and for the purposes of the Guarantee of Merrill Lynch Derivative Products AG dated as of July 11, 2003.

MERRILL LYNCH DERIVATIVE PRODUCTS AG

By: ___________________________________
Name:
Title:

Date: __________________________________

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized signatories as of the date hereof.

MERRILL LYNCH INTERNATIONAL

	By:	/s/ Hamish Pritchard
	Name:	Hamish Pritchard
	Title:	Authorized Signatory

MANGROVE BAY TRUST

	By:	The Bank of New York (Delaware),
not in its individual capacity but solely
as trustee

	By:	/s/ Michael Santino
	Name:	Michael Santino
	Title:	Senior Vice President

Agreed and Acknowledged
(solely for purposes of Section 5(n)):

XL RE LTD

By: /s/ Paul S. Giordano
Name: Paul S. Giordano
Title: Executive Vice President, General Counsel & Secretary

[Schedule to ISDA Master Agreement]

EXHIBIT A-1

(Form of Floating Balance Swap Confirmation)

Swap Confirmation

DATE:	July 11, 2003

TO:	Mangrove Bay Trust

FROM:	Merrill Lynch International

SUBJECT:	Mangrove Bay Trust

     The purpose of this letter is to confirm the terms and conditions of a transaction entered into between Merrill Lynch International ("MLI") and Mangrove Bay Trust, a Delaware statutory trust ("ABC Trust"), on the Trade Date set forth below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and the Transaction referenced by this Confirmation constitutes the "Floating Balance Swap Confirmation" and represents the "Floating Balance Swap" as referred to in the Schedule to such Master Agreement.

     This Confirmation supplements, forms a part of and is subject to the 1992 ISDA Master Agreement (Multicurrency - Cross Border), dated as of July 11, 2003 (as the same may be amended from time to time, the "Master Agreement") (including the Schedule thereto), between MLI, ABC Trust and, for certain limited purposes, the Grantor. All provisions contained in, or incorporated by reference into, such Master Agreement shall govern this Confirmation as expressly modified below.

     This Confirmation incorporates the definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Capitalized terms used in any part of this Confirmation but not defined herein shall have the meanings ascribed to them in the Master Agreement (as determined pursuant to Part 6 of the Schedule thereto). Reference also is made to the Letter Agreement entered into by Party A and Party B in the form attached as Exhibit A-3 to the Schedule to the Master Agreement (as amended from time to time, the

"Standard Terms of Asset Transactions").

The terms of the Transaction to which this Confirmation relates are as follows:

A-1-1

1. General Terms:

Trade Date:	July 11, 2003.

Effective Date:	July 11, 2003.

Notional Amount:	On any day:

(1) the Put Option Premium Calculation Amount (as
defined in the Put Agreement); minus

(2) the aggregate Notional Amount (as defined in Part
2 (General Terms of Each Asset Transaction) of the
Standard Terms of Asset Transactions) with respect
to each of the Asset Transactions outstanding on
such day (which amount may be positive or
negative).

Business Day Convention:	Following (which shall apply to any date referred to in this
Confirmation that falls on a day that is not a Business Day
unless otherwise specified for such date).

Business Day:	Any NYSE Business Day that is not a Saturday or Sunday
or any other day on which banking institutions are
authorized or required by law, regulation or executive order to close for business in New York City, London, England or
Bermuda or are closed for business in New York City,
London, England or Bermuda due to an act of God, natural
disaster, act of war, civil or military disturbance, act of
terrorism, sabotage, riot, or a loss or malfunction of utilities or communications services.

Calculation Agent:	Party A.

Excess Credited Amounts:	Any interest or other income with respect to any Trust
Asset that is automatically forwarded to the ABC Trust, as
designee of the Grantor, pursuant to Section 3.2 of the
Regulation 114 Trust Agreement, and that is not
subsequently received by the Regulation 114 Trustee from
the issuer of or obligor on such Trust Asset (directly or
through a paying agent or clearing agency).

A-1-2

Final Termination Date:	As defined in Section 6(e)(i)(B) of the Master Agreement
(as restated in Part 1(l) of the Schedule).

Final Termination Event:	As defined in Section 6(e)(i) of the Master Agreement (as
restated in Part 1(l) of the Schedule).

Floating Balance Assets:	All Cash and all demand deposit, money market or similar
accounts (which may but shall not be required to bear
interest), in each case that are credited from time to time to the Appreciation Account (as defined in Paragraph
13(m)(ii) of the Credit Support Annex) or the Regulation
114 Trust; provided, that, in the case of an account:

(1) the amounts credited thereto may be withdrawn in
Cash by the depositor upon demand on any
Business Day; and

(2) such account constitutes an Eligible Asset (as
defined in Part 1 of the Standard Terms of Asset
Transactions).

If any such account ceases to meet the criteria specified in clauses (1) and (2) above, or if an event constituting
Bankruptcy, as defined in the 1999 Credit Derivatives
Definitions published by ISDA, occurs with respect to the
institution at which such account is maintained or any other obligor on such account (the "Depository Institution"),
Party A shall direct all funds in such account to be
withdrawn immediately in Cash. In the event that the
Depository Institution fails to deliver such Cash, Party A
shall deposit into the Appreciation Account (as defined in
Paragraph 13(m)(ii) of the Credit Support Annex) (to the
extent of the portion of such Floating Balance Asset
consisting of an Appreciation Account Asset, as defined in
Part 6 of the Standard Terms of Asset Transactions) or the
Regulation 114 Trust (to the extent of the portion of such
Floating Balance Asset consisting of a Trust Asset, as
defined in Part 2 of the Standard Terms of Asset
Transactions), an amount, in the aggregate, equal to the
portion of the Notional Amount that is attributable to such
Floating Balance Asset.

A-1-3

Schedule:		The Schedule to the Master Agreement.

Scheduled Termination Date:		July 15, 2013; provided, that if this Transaction is renewed in the manner specified in Part 5(i)(iii) of the Schedule,
then the Scheduled Termination Date shall be the next
Swap Renewal Date.

2. Interest Payments:

Interest Payment Payer:		Party B.

Interest Payments:		For any Interest Payment Payer Payment Date, the amount
of any Interest received by Party B and/or the Regulation
114 Trust on or prior to such date and not previously paid
as Interest Payments.

Interest Payment Payer Payment Dates:		In the case of Interest that is received by the Regulation 114
Trust or Party B:

	(A)	prior to 3:00 p.m. on any day, such day (if a
Business Day and otherwise the next Business
Day); and

	(B)	after 3:00 p.m. on any day, no later than the next
Business Day (although Party B shall use
reasonable efforts to make payments due with
respect to Interest on the same day on which such
Interest is received).

Interest:		All interest and other income received in Cash by Party B
and/or the Regulation 114 Trust, as the case may be on any
Floating Balance Asset; provided, that "Interest" shall not
include any Excess Credited Amounts.

A-1-4

3. Floating Rate Payments by Party A:

Floating Rate Payer:	Party A.

Floating Rate Payer Calculation Amount:	For purposes of determining the Floating Amount for any
Floating Rate Payer Payment Date, an amount equal to the
sum of the Notional Amount for each day during the related
Calculation Period divided by the actual number of days in
such Calculation Period. The Floating Rate Payer
Calculation Amount may be negative if the Notional
Amount is negative (in which case Party B shall pay to
Party A an amount equal to the absolute value of the
Floating Amount determined pursuant to this Part 3).

Floating Rate Payer Payment Dates:	(A) One Business Day before each Floating Rate Payer
Period End Date and (B) the Final Termination Date.

Floating Rate Payer Period End Date:	(A) During the Fixed Rate Period, each January 15 and July
15 from the Effective Date to and including the Final
Termination Date, if any, occurring during such period; and

(B) with respect to each Calculation Period ending during
the Floating Rate Period (if applicable), each January 15,
April 15, July 15 and October 15 to and including the Final
Termination Date,

or, in the case of clauses (A) and (B), if such day is not a
Business Day, the next Business Day, from and including
the Effective Date to and including the Termination Date.

Floating Rate Period:	Unless the Final Termination Date occurs prior to July 15,
2013 or, if such day is not a Business Day, the next
Business Day (in which case the Floating Rate Period shall
not be applicable), the period from and including the day
immediately following the last day of the Fixed Rate Period
to but excluding the earlier of July 15, 2033 (or, if such day is not a Business Day, the next Business Day) and the Final
Termination Date.

Floating Rate Option:	USD-LIBOR-BBA (as modified pursuant to the Standard
Terms of Asset Transactions).

A-1-5

Designated Maturity:	(A) with respect to any Calculation Period ending during
the Fixed Rate Period, six months and (B) with respect to
any Calculation Period ending during the Floating Rate
Period (if applicable), three months.

Spread:	Minus 0.10%; provided, that, if a Swap Repricing Event
has occurred, the "Spread" shall be the Spread that most
recently become effective pursuant to Part 5(i)(iii) of the
Schedule.

Floating Rate Day Count Fraction:	Actual/360.

Floating Rate for Initial Calculation Period:	1.12%.

Reset Dates:	The first day of each Calculation Period.

Method of Averaging:	Inapplicable.

Compounding:	Inapplicable.

Fixed Rate Period:	The period from and including the Closing Date to and
including July 15, 2013.

4. Other Terms.

Return of Excess Credited Amounts:	The Regulation 114 Trustee shall notify Party A upon
becoming aware that any Excess Credited Amounts have
been paid to Party A and, as soon as practicable (but no
later than one Business Day) following receipt of such
notice, Party A shall pay an amount equal to any such
Excess Credited Amounts (without interest thereon) to the
Regulation 114 Trust.

Return of Amounts Not Received in
Accordance Herewith:	Party A agrees that if Party A or any of its Affiliates receive any amounts in respect of a Floating Balance Asset (other
than Excess Credited Amounts) which do not constitute
Interest Payments, Party A shall, or shall cause such
Affiliate, as the case may be, to (A) deposit into the
Appreciation Account the portion of such amounts that

A-1-6

relate to Appreciation Account Assets and (B) deposit the
remainder of such amount to the Regulation 114 Trust.

[SIGNATURE PAGE FOLLOWS]

A-1-7

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Yours sincerely,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

Accepted and confirmed as
of the Trade Date written above:

MANGROVE BAY TRUST

By: The Bank of New York (Delaware), not
in its individual capacity but solely as trustee

By:
Name:
Title:

Endorsement

The Transaction evidenced by this Confirmation constitutes a Guaranteed Transaction as defined in and for the purposes of the Guarantee of Merrill Lynch Derivative Products AG dated as of July 11, 2003.

MERRILL LYNCH DERIVATIVE PRODUCTS AG

By:
Name:
Title:

Date:

[Floating Balance Swap Confirmation]

A-1-8

EXHIBIT A-2

(Form of Asset Transaction Confirmation)

Swap Confirmation

DATE:	July [ ], 2003

TO:	Mangrove Bay Trust

FROM:	Merrill Lynch International

SUBJECT:	Mangrove Bay Trust

     The purpose of this letter is to confirm the terms and conditions of a transaction entered into between Merrill Lynch International ("MLI") and Mangrove Bay Trust, a Delaware statutory trust ("ABC Trust"), on the Trade Dates as set forth below (each, a "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and the Transaction referenced by this Confirmation represents an "Asset Transaction" as referred to in the Schedule to such Master Agreement.

     This Confirmation supplements, forms a part of and is subject to the 1992 ISDA Master Agreement (Multicurrency - Cross Border), dated as of July 11, 2003 (as the same may be amended from time to time, the "Master Agreement") (including the Schedule thereto), between MLI, ABC Trust and, for certain limited purposes, the Grantor. All provisions contained in, or incorporated by reference into, such Master Agreement shall govern this Confirmation as expressly modified below.

     This Confirmation incorporates the definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). In addition, this Confirmation incorporates the Standard Terms of Asset Transactions entered into between the parties hereto in the form set forth as Exhibit A-3 to the Schedule to the Master Agreement (the "Standard Terms") and the terms set forth therein shall be deemed to constitute a part of the terms of the Transaction represented hereby as if set forth herein. Capitalized terms used in any part of this Confirmation but not defined herein shall have the meanings ascribed to them in the Standard Terms or, if not defined therein, in the Master Agreement (as determined pursuant to Part 6 of the Schedule thereto).

A-2-1

1. The additional terms of the Transaction to which this Confirmation relates are as follows (references being to the applicable parts of the Standard Terms of Asset Transactions):
Transaction Number:
Trade Date:
Effective Date:
Reference Entity (Part 2):	[Issuer]
[Guarantor] [if applicable]
[Surety] [if applicable]
Reference Obligation (Part 2):
Rating(s):
Stated Maturity:
Scheduled Interest Payment Dates:
Form:
Clearing System:
CUSIP:
ISIN/Common Code:
Reference Price (Part 2):	_________ %
Asset Principal Amount (Part 2) as of the
Effective Date:	$ _________
Floating Rate for Initial Calculation Period
(Part 9):	_________ %
Party A Accrued Interest Payment Amount	$ _________
(Part 1):

This Transaction shall become effective only after the conditions set forth in Part 1 of the Standard Terms of Asset Transactions have been met and shall be terminated in the manner set forth therein.

* * *

The following tax integration identification by the ABC Trust is not part of the Transactions between the parties:

The notional principal contract constituted by this Transaction is hereby identified by the ABC Trust as a “§ 1.1275-6 hedge” with respect to the Reference Obligation identified in Part 1 of this Confirmation, under section 1.1275-6 of the Treasury regulations.

(i)     The “qualifying debt instrument” is such Reference Obligation. It was acquired and the § 1.1275-6 hedge was entered into on the Effective Date specified in Part 1 of this Confirmation.

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(ii)	The § 1.1275-6 hedge is an interest rate swap, the terms and conditions of which are specified in the Standard Terms of Asset Transactions (together with the Master Agreement, Schedule and this Swap Confirmation).

(iii)	The synthetic debt instrument resulting from the integration of the qualifying debt instrument and the § 1.1275-6 hedge has a principal amount equal to the notional amount of the § 1.1275-6 hedge; bears floating interest reset periodically at USD-LIBOR-BBA plus the Spread; and matures on the maturity date (such maturity date being reasonably determined by MLI under applicable U.S. federal income tax principles) of the qualifying debt instrument.

[SIGNATURE PAGE FOLLOWS]

A-2-3

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Letter Agreement and returning it us by facsimile transmission on (212) 738-1033, attention: Alan Levy, Finance Department, telephone: (212) 445-4736.

Yours sincerely,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

Accepted and confirmed as
of the Trade Date written above:

MANGROVE BAY TRUST

By:	The Bank of New York (Delaware), not
in its individual capacity but solely as trustee

By:
Name:
Title:

Endorsement

The Transaction evidenced by this Confirmation constitutes a Guaranteed Transaction as defined in and for the purposes of the Guarantee of Merrill Lynch Derivative Products AG dated as of July 11, 2003.

MERRILL LYNCH DERIVATIVE PRODUCTS AG

By:
Name:
Title:

Date:

[Asset Transaction Confirmation]

A-2-4

EXHIBIT A-3

(Standard Terms of Asset Transactions)

DATE:	July 11, 2003

TO:	Mangrove Bay Trust

FROM:	Merrill Lynch International

SUBJECT:	Mangrove Bay Trust

     The purpose of this letter (as the same may be amended from time to time, this "Letter Agreement" or these "Standard Terms") is to provide the terms and conditions of certain transactions to be entered into between Merrill Lynch International ("MLI" or "Party A") and Mangrove Bay Trust, a Delaware statutory trust ("ABC Trust" or "Party B") from time to time as provided herein (each, a "Transaction"). This Letter Agreement constitutes the "Standard Terms of Asset Transactions" as referred to in the Schedule to the Master Agreement (as defined below).

     This Letter Agreement supplements, forms a part of and is subject to the 1992 ISDA Master Agreement (Multicurrency - Cross Border), dated as of July 11, 2003 (as the same may be amended from time to time, the "Master Agreement") (including the Schedule thereto), among MLI, ABC Trust and, for certain limited purposes, the Grantor. All provisions contained in, or incorporated by reference into, such Master Agreement shall govern this Letter Agreement as expressly modified below.

     This Letter Agreement incorporates the definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Capitalized terms used in any part of this Letter Agreement but not defined herein shall have the meanings ascribed to them in the Master Agreement (as determined pursuant to Part 6 of the Schedule thereto).

1. Option of Party A to Enter Into Asset Transactions.

Designation of Asset Transactions:	From time to time, on and after the Closing Date, Party A
may direct Party B to (and, on or prior to the third (3rd)
Business Day following receipt of any such direction, Party
B shall) enter into Transactions (each, an "Asset
Transaction"), each represented by a Confirmation in the
form set forth as Exhibit A-2 to the Schedule (each, an
"Asset Transaction Confirmation"), with respect to

A-3-1

Reference Obligations designated by Party A, in each case
subject to the conditions set forth herein. As a condition to the effectiveness of each Asset Transaction, Party A shall
direct the Regulation 114 Trustee and/or Party B, as the
case may be, to acquire, in each case for Cash (and Party B
shall acquire, or cause the Regulation 114 Trust to acquire, as the case may be, on or prior to the third (3rd) Business
Day following receipt of any such direction), the related
Reference Obligation with an aggregate principal amount
equal to the initial Asset Principal Amount set forth in such
Asset Transaction Confirmation (and to the extent that only
a portion of such principal amount is so purchased, such
Asset Transaction shall become effective only to the extent
of such portion purchased and the Asset Principal Amount
set forth in the related Asset Transaction Confirmation).

Purchase from Party A or Third Party:	With respect to each Reference Obligation to be purchased
in connection with a new Asset Transaction, Party A may
sell the Reference Obligation, or cause one or more of its
Affiliates to arrange for an unaffiliated third party to sell the Reference Obligation, to Party B and/or the Regulation
114 Trust, as the case may be (and if the Reference
Obligation is to be acquired by (x) Party B, Party B shall so purchase such Reference Obligation or (y) the Regulation
114 Trust, Party A shall cause and direct the Regulation
114 Trustee to purchase such Reference Obligation
pursuant to authority granted to Party A under the Grantor
Letter of Instruction).

Any sale of such Reference Obligation to Party B and/or
the Regulation 114 Trust, as the case may be, by Party A or
an Affiliate thereof shall be made at a sale price equal to
the Market Value (as defined in Part 8 (Valuation) of this
Letter Agreement); provided, however, that any portion of
such purchase price that is attributable to the accrued
interest thereon at the time of purchase shall be paid by
Party A (each a "Party A Accrued Interest Payment
Amount"). Each purchase of a Reference Obligation from
Party A or an Affiliate thereof or from any other Person

A-3-2

shall be made free of any commissions chargeable by the
seller or any agent of the seller (and any such commissions
shall be paid by Party A).

Reference Obligation Credited to
Regulation 114 Trust or Appreciation
Account:	To the extent that such Reference Obligation is purchased
with:

	(A)	Cash on deposit in the Regulation 114 Trust, such
Reference Obligation shall be credited to the
Regulation 114 Trust; or

	(B)	Cash on deposit on the Appreciation Account (as
defined in Paragraph 13(m)(ii) of the Credit Support
Annex), such Asset shall be credited to the
Appreciation Account.

Conditions to New Transactions:	Notwithstanding the foregoing, Party A shall not direct
Party B to enter into an Asset Transaction or purchase the
related Reference Obligation, and Party B shall not (and
shall not be required to) enter into an Asset Transaction or purchase the related Reference Obligation, except upon
satisfaction of the following conditions precedent:

	(A)	sufficient Cash shall be available in the Appreciation
Account and/or the Regulation 114 Trust on or prior
to the Effective Date of such Asset Transaction such
that Party B and/or the Regulation 114 Trust may pay
the purchase price for the Reference Obligation
(excluding the Party A Accrued Interest Payment
Amount);

	(B)	notwithstanding any other provision in this Letter
Agreement, the Reference Obligation designated with
respect to such Asset Transaction shall (i) not be part
of a single "issue" (within the meaning of Treas. Reg.
§ 1.1275-6(c)(1)(v)) with any Asset that is sold or
otherwise disposed of by the Regulation 114 Trust or
Party B on the Effective Date of such Asset
Transaction or during the 30 days preceding such date
A-3-3

and (ii) have a maturity date (such maturity date being
reasonably determined by MLI under applicable U.S.
federal income tax principles) on or before the
Scheduled Termination Date;

(C)	Party A shall have paid the related Party A Accrued
Interest Payment Amount, if any;

(D)	Party A shall have delivered to Party B a counterpart
of the Asset Transaction Confirmation relating to the
Asset Transaction proposed to be entered into that is
duly executed by Party A and duly endorsed by the
Guarantor; and

(E)	Party A shall have delivered to each of Party B, the
Grantor and the Regulation 114 Trustee:

(1) a copy of the form of Asset Transaction
Confirmation relating to the Asset Transaction
proposed to be entered into;

(2) any instructions required to be delivered in
order to effect the acquisition of the related
Reference Obligation; and

(3) such certificates and other documents (including
without limitation the documents referred to in
Part 3(d) of the Schedule) as are necessary in
order to verify that such counterpart has been
duly executed and delivered by Party A and duly
endorsed by the Guarantor);

(F)	no Final Termination Event (as defined in Section
6(e)(i) of the Master Agreement (as restated in Part
1(l) of the Schedule)) shall have occurred;

(G)	no Put Notice (as defined in the Put Agreement) shall
have been delivered (unless the related Voluntary Put
Option Payment Date (as defined in Section 3.2(a) of
the Put Agreement) shall have occurred); and

A-3-4

	(H)	no Draw (as defined in Part 2 (General Terms of Each
Asset Transaction) of this Letter Agreement) shall
have occurred (unless the related Deemed Put Option
Payment Date (as defined in Section 3.2(d) of the Put
Agreement) shall have occurred).

Party A shall be deemed to represent and warrant, as of the
Effective Date of each Asset Transaction, that such Asset
Transaction constitutes a Guaranteed Transaction (as
defined in Part 8(b) of the Schedule) entitled to the benefits of the Guarantee.

Eligible Asset:		Any of the assets described in clauses (1), (2) or (3) below:

	(1)	Cash;

	(2)	money market instruments or commercial paper that
have a maturity date within 360 days from the time of
investment or contractual commitment to invest
therein and have a short term rating of "A-1+" by S&P
and "P-1" by Moody's; and

	(3)	corporate debt securities or obligations, bank accounts
and similar accounts and asset backed securities
backed by and limited to (i) credit card obligations,
(ii) auto loans, (iii) student loans, (iv) home equity
loans, (v) manufactured housing, and (vi) commercial
mortgages, which in each case (A) have a floating rate
coupon that resets by reference to LIBOR, (B) have a
scheduled maturity date (as reasonably determined by
Party A) within ten (10) years from the time of
investment or contractual commitment to invest
therein and (C) satisfy one or more of the following:

(x) are fully guaranteed or insured by the U.S.
federal government or any agency thereof;

(y) have a long term rating of "AAA" by S&P and
"Aaa" by Moody's; or

A-3-5

(z) with respect to an asset with a stated maturity
that is 364 or fewer days from the date of
issuance thereof, have a short term rating of "A
1+" by S&P and "P 1" by Moody's;

provided, that any such obligations (i) are treated as
indebtedness for U.S. federal income tax purposes and are
eligible for the portfolio interest exemption from
withholding tax and (ii) constitute investments of the types specified in section 1404(a) (1), (2), (3), (8) and (10) of the
New York Insurance Law, as those provisions may be
amended from time to time, or any successor provisions, as
prescribed by 11 NYCRR 126.5(a)(2) under Regulation
114, as such provision may be amended from time to time,
or any successor provision thereto. An Asset will no longer
qualify as an Eligible Asset if a Credit Event, or an event
that would be a Credit Event with passage of time, has
occurred with respect to that Asset. For the avoidance of
doubt, "Eligible Asset" excludes Collateralized Bond
Obligations.

Collateralized Bond Obligation:	A structured debt security backed by a portfolio consisting
of the following:

(1) secured or unsecured senior or junior bonds issued by
a variety of corporate or sovereign obligors; and/or

(2) secured or unsecured loans made to a variety of
corporate commercial and industrial loan customers of
one or more lending banks.

Notwithstanding the foregoing, a "Collateralized Bond
Obligation" shall not include any structured debt security
backed primarily by a portfolio of automobile, light-duty
truck and sport utility vehicle leases and/or retail
installment contracts, credit card obligations, student loans, home equity loans, manufactured housing loans, residential
mortgages or commercial mortgages. Further, for the
avoidance of doubt, "Collateralized Bond Obligation"
shall not include any obligations which do not strictly
satisfy the requirements of clauses (1) and (2) above.

A-3-6

Credit Event:	Bankruptcy or Failure to Pay, each as defined in the 1999
Credit Derivatives Definitions published by ISDA (the
"Credit Derivatives Definitions").

2. General Terms of Each Asset Transaction.

The following terms shall apply to each Asset Transaction:

Notional Amount:	With respect to any day and any Asset Transaction, the
product of (A) the Asset Principal Amount (as defined
below) and (B) the Reference Price.

For avoidance of doubt, it is the intention of the parties that, on any day from and including the Closing Date through
and including the Final Termination Date, the sum of
(1) the aggregate Notional Amount with respect to each of
the Asset Transactions outstanding on such day plus (2) the
Notional Amount with respect to the Floating Balance
Swap (as defined below), as such term is defined in Part 1
(General Terms) of the Floating Balance Swap
Confirmation as of such day, shall be equal to the Put
Option Premium Calculation Amount (as defined in the Put
Agreement) as of such day.

Asset Principal Amount:	For any date of determination, the outstanding principal
balance (or face amount) of the Reference Obligation as of
such date; provided, however, that the Asset Principal
Amount shall be subject to reduction pursuant to Part 6
(Cash Settlement) of this Letter Agreement (where a Cash
Settlement Amount generally shall be payable in
connection with such reduction).

Asset Put Option Agreement:	The Asset Put Option Agreement, dated as of the date
hereof, between Party A and the Ceding Insurer, as the
same may be amended or restated from time to time.

Assets:	The Trust Assets (as defined in this Part 2) and the
Appreciation Account Assets (as defined in Part 6 (Cash
Settlement)).

A-3-7

Available Liquidation Preference:	As defined in Section 3.5 of the Put Agreement.

Business Day Convention:	Following (which shall apply to any date referred to in this
Letter Agreement or in the related Asset Transaction
Confirmation that falls on a day that is not a Business Day
unless otherwise specified for such date).

Business Day:	Any NYSE Business Day that is not a Saturday or Sunday
or any other day on which banking institutions are
authorized or required by law, regulation or executive order to close for business in New York City, London, England or
Bermuda or are closed for business in New York City,
London, England or Bermuda due to an act of God, natural
disaster, act of war, civil or military disturbance, act of
terrorism, sabotage, riots, or a loss or malfunction of
utilities or communications services or a day on which the
payment or distribution payable on such date cannot be paid
for any such reason.

Calculation Agent:	Party A.

Ceding Insurer:	XL Reinsurance America Inc., a New York insurance
company.

Credit Support Annex:	The Credit Support Annex to the Master Agreement.

Draw or Drawn:	All or a portion of any Reference Obligation (to the extent
held in the Regulation 114 Trust) is drawn by the Ceding
Insurer from the Regulation 114 Trust pursuant to Section
4.l of the Regulation 114 Trust Agreement or any other
provision thereof (except to the extent that the Assets so
drawn are paid to Party B on or prior to the Business Day
following the date of such draw).

Effective Date:	The Effective Date set forth in the related Asset
Transaction Confirmation (which Effective Date shall be
the settlement date on which the Asset is acquired by the
Regulation 114 Trust and/or the Appreciation Account, as
the case may be, at which time a corresponding reduction of
the Notional Amount of the Floating Balance Swap shall be
made).

A-3-8

Excess Credited Amounts:	Any interest or other income with respect to any Trust
Asset that is automatically forwarded to Party B, as
designee of the Grantor, pursuant to Section 3.2 of the
Regulation 114 Trust Agreement, and that is not
subsequently received by the Regulation 114 Trustee from
the issuer of or obligor on such Trust Asset (directly or
through a paying agent or clearing agency).

Final Termination Date:	As defined in Part 1(l) of the Schedule.

Final Termination Event:	As defined in Part 1(l) of the Schedule.

Floating Balance Asset:	As defined in Part 1 (General Terms) of the Floating
Balance Swap Confirmation.

Floating Balance Swap:	The Transaction represented by the Floating Balance Swap
Confirmation.

Floating Balance Swap Confirmation:	The Confirmation entered into by Party A and Party B in
the form set forth as Exhibit A-1 to the Schedule to the
Master Agreement.

Grantor:	XL Re Ltd, as Grantor under the Regulation 114 Trust
Agreement.

Reference Entity:	The Reference Entity set forth in the related Asset
Transaction Confirmation (which Reference Entity shall be
the issuer of, or primary obligor on, the related Reference
Obligation).

Reference Obligation:	The Reference Obligation set forth in the related Asset
Transaction Confirmation (which Reference Obligation
shall be the obligation designated by Party A pursuant to
Part 1 (Option of Party A to Enter Into Asset Transactions)
of this Letter Agreement).

A-3-9

The terms of the Reference Obligation shall be deemed to
be the terms of such Obligation as existing on the date of
determination, rather than as of the Trade Date.

Reference Price:	The Reference Price set forth in the related Asset
Transaction Confirmation (which Reference Price shall be
equal to the total amount of Cash paid by the Regulation
114 Trust and/or Party B in respect of such Asset,
expressed as a percentage of the initial Asset Principal
Amount (as of the settlement date as of which such Asset
was purchased), at which such Asset was acquired by Party
B and/or the Regulation 114 Trust, excluding, however, the
Party A Accrued Interest Payment Amount).

Regulation 114 Trust:	The trust established pursuant to the Regulation 114 Trust
Agreement.

Regulation 114 Trust Agreement:	The trust agreement dated as of July 11, 2003 among the
Grantor, the Ceding Insurer, as Beneficiary thereunder, and
the Regulation 114 Trustee, as the same may be amended or
restated from time to time.

Regulation 114 Trustee:	The Bank of New York, a banking association organized
under the laws of New York, as trustee under the
Regulation 114 Trust Agreement, and its successors and
assigns in such capacity.

Schedule:	The Schedule to the Master Agreement.

Scheduled Termination Date:	July 15, 2013; provided, that if such Transaction is renewed in the manner specified in Part 5(i)(iii) of the Schedule,
then the Scheduled Termination Date shall be the next
Swap Renewal Date (as defined therein).

Termination Date:	The earlier of:

(1) the date on which the Asset Principal Amount has
been reduced to zero; provided, that if such date is not
a Floating Rate Payer Payment Date, the amount due
from Party A in respect of the Floating Amount
pursuant to Part 9 (Floating Rate Payments by Party

A-3-10

A) of this Letter Agreement shall not be payable until
the next Floating Rate Payer Payment Date; and

(2) the Final Termination Date.

Trade Date:	The Trade Date set forth in the related Asset Transaction
Confirmation.

Trust Asset:	Any asset (whether or not constituting an Eligible Asset at
such time) or portion thereof (including Cash) then credited to the Regulation 114 Trust.

3. Interest and Principal.

The following definitions shall apply with respect to each Asset Transaction:

Accrued Interest on Sale:	Any portion of the sale proceeds or redemption price of a
Reference Obligation that is attributable to interest accrued thereon at the time of sale or redemption.

Asset Amount:	For purposes of calculating the amount of Assets to be
designated for sale upon a partial exercise of the option
under the Put Agreement pursuant to Part 5 (Procedures
Upon Partial Exercise of Option Under Put Agreement)
and any reduction to the Available Liquidation Preference
(and, accordingly, to the Put Option Premium Calculation
Amount) pursuant to Section 3.5 of the Put Agreement, the
"Asset Amount" shall be equal to:

(1) With respect to Cash, the amount thereof.

(2) With respect to a Floating Balance Asset, the balance
thereof (excluding any interest).

(3) With respect to any other Asset, the product of (A) the
Asset Principal Amount and (B) the Reference Price.

Interest:	All interest and any other income received in Cash by Party
B and/or the Regulation 114 Trust, as the case may be, with
respect to the Reference Obligation from or on behalf of the

A-3-11

Reference Entity plus any Accrued Interest on Sale;
provided, however, that "Interest" shall not include any
Excess Credited Amounts. For avoidance of doubt,
"Interest" and references elsewhere herein to "accrued
interest" do not include the accretion in value over time of a zero coupon security or a security purchased at a discount
to the aggregate principal amount or par amount thereof.

Principal:	All amounts other than Interest received by Party B and/or
the Regulation 114 Trust, as the case may be, with respect
to a Reference Obligation, whether in respect of principal
or upon sale or redemption or otherwise (which, in the case
of sale proceeds, shall be net of any fees and commissions
charged by the purchaser of the Reference Obligation or
any agent of such seller); provided, however, that
"Principal" shall not include any Excess Credited
Amounts.

Notice of Principal:	Party B shall provide written notice to Party A, the Grantor and the Regulation 114 Trustee upon receipt of any
Principal on the date on which such Principal is received.
Party A shall then notify Party B on such day of the
computation of the related Cash Settlement Amount, if any,
due in respect of such Principal pursuant to Part 6 (Cash
Settlement) of this Letter Agreement.

Rule for Allocation of Principal:	If multiple Asset Transactions relate to Reference
Obligations that are of the same issue, any Interest or
Principal received with respect to such Reference
Obligations shall be deemed allocated among such Asset
Transactions on a pro rata basis, based on their respective
Asset Principal Amounts.

A-3-12

4. Interest Payments.

The following terms shall apply to each Asset Transaction:

Interest Payment Payer:	Party B.

Interest Payments:	For any Interest Payment Payer Payment Date, the amount
of any Interest received by Party B and/or the Regulation
114 Trust on or prior to such date and not previously paid
as Interest Payments.

Deemed Interest Payment Upon Draw:	If all or a portion of the Reference Obligation is Drawn, the
Regulation 114 Trust shall be deemed to have received
Interest, and an Interest Payment shall be due on the related
Deemed Put Option Payment Date, in an amount equal to
the sum of:

	(1)	the portion, stated as a dollar amount, of the Market
Value, determined as of the Deemed Put Option
Payment Date, of the Drawn portion of the Reference
Obligation that is attributable to accrued interest
(other than any amounts included in clause (2) below);
and

	(2)	the amount of any interest and other income received
in Cash by the Ceding Insurer with respect to the
Drawn portion of the Reference Obligation from and
including the date of the Draw to and including the
Deemed Put Option Payment Date.

Interest Payment Payer Payment Dates:		In the case of—

	(I)	Interest that is received by the Regulation 114 Trust,
Party B and/or the Ceding Insurer, as the case may
be—

(A) prior to 3:00 p.m. on any day, such day (if a
Business Day and otherwise the next Business
Day); and

A-3-13

(B)	after 3:00 p.m. on any day, no later than the next
Business Day (although Party B shall use
reasonable efforts to make payments due with
respect to Interest on the day on which such
Interest is received);

provided, however, that the "Interest Payment Payer
Payment Dates" with respect to Accrued Interest on
Sale (as defined under Part 3 (Interest and Principal)
of this Letter Agreement) shall be as set forth under
Part 10 (Weekly Release of Cash Settlement Amounts
and Certain Interest Payments) of this Letter
Agreement; and

(II)	Interest that is deemed to be received in respect of a
Drawn Asset, as described above under "Deemed
Interest Payment Upon Draw," the Deemed Put Option
Payment Date relating to such Draw.

5. Procedures Upon Partial Exercise of Option Under Put Agreement.

The following terms shall apply generally to the Asset Transactions:

Deemed Designated Assets:	If the Reference Obligation with respect to any Asset
Transaction has been Drawn in part, the remaining portion
of such Reference Obligation shall be deemed to constitute
a Designated Asset (each a "Deemed Designated Asset").

Procedures Upon Deemed Exercise:	On or prior to the Business Day following the date that
Party A receives notice of a Draw resulting in the first
exercise in part of the option under the Put Agreement
pursuant to Section 3.2(d)(iv) and Section 3.2(e)(iii) of the
Put Agreement, Party A shall designate, by notice to the
ABC Trustee, the Regulation 114 Trustee and the Grantor,
from the Assets remaining after giving effect to the related
Draw, one or more additional Assets (which may include
Cash or other Floating Balance Assets subject to the
Floating Balance Swap) having an aggregate Asset Amount
(as defined in Part 3 (Interest and Principal)) which is
greater than or equal to the excess, if any, of:

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(i) one-half of the Available Liquidation Preference (as
defined in Section 3.5 of the Put Agreement) as
determined immediately prior to the Draw; over

(ii) the aggregate Asset Amount of the Assets (or portions
thereof) subject to the Draw plus the aggregate Asset
Amount of any Deemed Designated Assets.

The Assets designated pursuant to the preceding paragraph
are referred to, together with any Deemed Designated
Assets, as "Designated Assets."

Procedures Upon Voluntary Exercise:	On or prior to the Business Day following the delivery of a
Put Notice (as defined in the Put Agreement) with respect
to a voluntary partial exercise of the put option under the
Put Agreement pursuant to Section 3.2(a) of the Put
Agreement, Party A shall designate, by notice to the ABC
Trustee, the Regulation 114 Trustee and the Grantor, one or
more Assets (which may include Cash or other Floating
Balance Assets subject to the Floating Balance Swap) (such
Assets also, "Designated Assets") with an aggregate Asset
Amount that is greater than or equal to one-half of the
Available Liquidation Preference.

Designation in Whole:	Each Designated Asset (other than Cash or another Floating
Balance Asset) shall consist of all (and not part) of the
Reference Obligation with respect to the related Asset
Transaction.

Rule for Designation of Asset Transactions:	For avoidance of doubt, if multiple Asset Transactions
relate to Reference Obligations that are of the same issue,
and part but not all of such Reference Obligations are
Drawn, Party A may designate the specific Asset
Transactions that relate to such Draw in its discretion.

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6. Cash Settlement.

The following terms shall apply to each Asset Transaction:

Cash Settlement Amount:	The Asset Principal Amount may be reduced under the
circumstances specified under the caption "Cash
Settlement; Reduction of Asset Principal Amount" in this
Part 6 below. A Cash Settlement Amount (as defined
below) shall be payable on the Cash Settlement Date
specified below in connection with each reduction of the
Asset Principal Amount on the related Cash Settlement
Date (as defined below). "Cash Settlement Amount"
means:

P - (NR * RP)

Where:

	P	=	The amount of Principal (as defined in Part 3
(Interest and Principal)) received in connection
with the reduction of the Asset Principal
Amount; provided, however, that where the
Reference Obligation is Drawn, in whole or in
part, with respect to the Drawn portion, "P"
shall be equal to the Market Value of such
portion as of the date on which such Draw
occurs (as determined by the Calculation Agent
in accordance with the procedures set forth in
Part 8 (Valuation)), excluding, however, any
portion of such Market Value that is attributable
to accrued interest;

	NR	=	The amount of the reduction in the Asset
Principal Amount in connection with the related
payment of Principal; and

	RP	=	The Reference Price.

Notwithstanding the foregoing (and subject to Part 7), if the
Reference Obligation has not been sold on or prior to 3:00
p.m. New York time on the fourth (4th) Business Day

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following the occurrence of a Final Termination Event, the
Cash Settlement Amount shall be equal to the Asset
Amount, and Party B shall deliver (or Party B shall cause
the Regulation 114 Trust to deliver) the Reference
Obligation to Party A (to the extent that Party A pays the
related Cash Settlement Amount) or the Guarantor or its
designee (to the extent that the Guarantor pays the related
Cash Settlement Amount) against payment of such Cash
Settlement Amount; provided, however, that if such failure
occurs because the Regulation 114 Trust or Party B, as the
case may be, fails to release the Reference Obligation for
delivery to Party A, the Guarantor or its designee, as the
case may be, on the Final Termination Date, the Cash
Settlement Amount shall be equal to the amount that would
have been payable, as determined by reference to the
formula immediately preceding this paragraph, if the
Reference Obligation were sold for an amount equal to the
Market Value of such Asset (determined by the Calculation
Agent in the manner set forth in Part 8 (Valuation) below)
(excluding, however, the portion of such Market Value that
is attributable to the accrued interest thereon). In addition, a Cash Settlement Amount (or additional Cash Settlement
Amount) may be payable following a Failure to Purchase
under the Asset Swap Arrangement as described under Part
7 (Procedures Upon Failure to Purchase Drawn Asset
Under Asset Put Option Agreement).

Payments in Respect of Cash Settlement
Amount:	If the Cash Settlement Amount is positive, then Party B
shall pay the Cash Settlement Amount to Party A on the
Cash Settlement Date. If the Cash Settlement Amount is
negative, then Party A shall pay the absolute value of the
Cash Settlement Amount to Party B on the Cash Settlement
Date.

Cash Settlement; Reduction of Asset
Principal Amount:	The Asset Principal Amount may be reduced under the
circumstances specified in clauses (1) through (6) below.

(1) Payment of Principal. The Asset Principal Amount
shall be reduced in connection with each payment of

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principal, amount in respect of redemption or other
amount (other than Interest) that is received by the
Regulation 114 Trust and/or Party B in respect of the
Reference Obligation by an amount equal to the
related reduction (if any) in the outstanding principal
balance (or face amount) of the Reference Obligation.
Such reduction shall be effective on the date on which
such payment is received, and such date shall be the
Cash Settlement Date, except as and to the extent
provided in Part 10 (Weekly Release of Cash
Settlement Amounts and Certain Interest Payments) of
this Letter Agreement.

(2)		Reference Obligation Drawn. If all or a portion of
the Reference Obligation is Drawn (as defined in Part
2 (General Terms of Each Asset Transaction)):

	(A)	the Regulation 114 Trustee shall immediately
provide notice of such Draw to Party A and
Party B (identifying the Reference Obligation
(or the issue of which such Reference
Obligation is a part, in the event that there is
more than one Reference Obligation relating to
such issue) and the portion of the principal
amount thereof that is being Drawn);

	(B)	the Asset Principal Amount shall be reduced
proportionally based on the portion of the
principal amount of the Reference Obligation
that is being Drawn; and

	(C)	such reduction shall be effective on the Deemed
Put Option Payment Date (as defined in Section
3.2(d) of the Put Agreement) resulting from
such Draw, and such date shall be the Cash
Settlement Date.

(3)		Voluntary Reduction. Party A may, at its election, at
any time (including, without limitation, following the
receipt by Party A of a Cash Election Notice pursuant
to Part 12 (Other Provisions) of this Letter

A-3-18

Agreement) cause the Asset Principal Amount to be
reduced to zero. Party A shall cause such reduction by
providing notice thereof to Party B, the Regulation
114 Trustee and the Grantor, which notice shall direct
Party B and/or the Regulation 114 Trust to sell the
Reference Obligation. Notice of the sale of the
Reference Obligation or direction to sell the Reference
Obligation delivered to Party B, the Regulation 114
Trust and the Grantor shall be deemed to satisfy the
notice requirement set forth in the preceding sentence.
On or prior to 3:00 p.m. New York time on the fourth
(4th) Business Day following the date on which such
notice is delivered, Party A shall purchase the
Reference Obligation, cause one or more of its
Affiliates to purchase the Reference Obligation or
arrange for the sale of the Reference Obligation to a
third party purchaser. Such reduction in the Asset
Principal Amount shall be effective as of the
settlement date on which the proceeds from such sale
are credited to the Appreciation Account or the
Regulation 114 Trust, as the case may be, and such
date shall be the Cash Settlement Date, except as and
to the extent provided in Part 10 (Weekly Release of
Cash Settlement Amounts and Certain Interest
Payments) of this Letter Agreement.

(4)	Reference Obligation a Designated Asset. If the
Reference Obligation is designated or deemed to be
designated as a Designated Asset pursuant to Part 5
(Procedures Upon Partial Exercise of Option Under
Put Agreement) of this Letter Agreement, then, prior
to noon, New York time, on the related Deemed Put
Option Payment Date or Voluntary Put Option
Payment Date, as the case may be, Party A shall
purchase the Reference Obligation, cause one or more
of its Affiliates to purchase the Reference Obligation
or arrange for the sale of the Reference Obligation to a
third party purchaser. Such reduction in the Asset
Principal Amount shall be effective as of the related
Deemed Put Option Payment Date or Voluntary Put

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Option Payment Date, as the case may be, and such
date shall be the Cash Settlement Date.

(5)	Asset Becomes Ineligible. If Party A becomes aware
that the Reference Obligation has ceased to constitute
an Eligible Asset (as defined in Part 1 (Option of
Party A to Enter Into Asset Transactions) of this
Letter Agreement), Party A shall (i) by no later than
the fifth (5th) Business Day following the date that
Party A became so aware, provide notice of such
ineligibility to Party B, the Regulation 114 Trust and
the Grantor and (ii) by no later than the tenth (10th)
Business Day following the date that Party A became
so aware, purchase the Reference Obligation, cause
one or more of its Affiliates to purchase the Reference
Obligation or arrange for the sale of the Reference
Obligation to a third party purchaser. Such reduction
in the Asset Principal Amount shall be effective as of
the settlement date on which the proceeds from such
sale are credited to the Appreciation Account or the
Regulation 114 Trust, as the case may be, and such
date shall be the Cash Settlement Date, except as and
to the extent provided in Part 10 (Weekly Release of
Cash Settlement Amounts and Certain Interest
Payments) of this Letter Agreement.

(6)	Occurrence of Final Termination Event. The Asset
Principal Amount shall be reduced to zero if a Final
Termination Event (as defined in Section 6(e)(i) of the
Master Agreement (as restated in Part 1(l) of the
Schedule)) occurs. Following the occurrence of a
Final Termination Event, Party A shall (or, if such
Final Termination Event results from a Party A
Termination, the Guarantor shall, or shall cause Party
A or another Person appointed by the Guarantor as its
agent to) either cause one or more of its Affiliates to
purchase the Reference Obligation or arrange for the
sale of the Reference Obligation to a third party
purchaser.

A-3-20

Notwithstanding any part of clauses (2), (3), (4) or (5),
above, if a Final Termination Date has occurred at any time
prior to the effective date of the reduction of the Asset
Principal Amount, then paragraph (6) above shall govern
and such clause (2), (3), (4) or (5), as the case may be, shall not apply.

Party B shall cooperate with Party A to facilitate any such
sale. Unless the Reference Obligation is purchased from
Party B and/or the Regulation 114 Trust by a Person other
than Party A, the Guarantor or an Affiliate of Party A or the
Guarantor in an arms'-length transaction, such purchase
shall be made at a price equal to the Market Value of such
Reference Obligation (determined by the Calculation Agent
in the manner set forth in Part 8 (Valuation) below). A
failure by Party A, the Guarantor or another Person
designated thereby to purchase or cause the Reference
Obligation to be purchased in accordance with clauses (3)
through (6) above within the time period specified therein
(including where such failure results from the failure of a
third party purchaser to take delivery of the Reference
Obligation) shall constitute a "Failure to Purchase." The
parties acknowledge that a Failure to Purchase (under either of the circumstances specified above) will result in a Final
Termination Event pursuant to Part 1(h)(v) (Failure to
Purchase) of the Schedule.

Application of Principal and Cash
Settlement Amounts:		All Principal and Cash Settlement Amounts received by
Party B and/or the Regulation 114 Trust shall be applied:

	(A)	to the extent of amounts received with respect to
Appreciation Account Assets (as defined below), to be
deposited into the Appreciation Account; and

	(B)	to the extent of amounts received with respect to Trust
Assets, to be deposited into the Regulation 114 Trust,

and in each case shall not be offset against any Cash
Settlement Amount or other amount due by Party B to Party

A-3-21

A (and Party A hereby waives any right of such offset to the extent that it receives or holds any such Principal).

Appreciation Account Asset:	Any asset (whether or not constituting an Eligible Asset at
such time) or portion thereof (including Cash) then credited to the Appreciation Account.

7. Procedures Upon Failure to Purchase Drawn Asset Under Asset Put Option Agreement.

The following terms shall apply to each Asset Transaction:

Failure to Purchase:	A "Failure to Purchase" also shall occur if Party A fails
to purchase an asset from the Ceding Insurer on or before
the close of business on the second (2nd) Business Day
following the related Put Option Exercise Date in
accordance with Section 3.2 and Section 3.3 of the Asset
Put Option Agreement (as defined in Part 1 (Option of
Party A to Enter Into Asset Transactions)). The parties
acknowledge that a Failure to Purchase will result in a Final
Termination Event pursuant to Part 1(l)(v) (Failure to
Purchase) of the Schedule.

Procedures Upon Failure to Purchase
Drawn Asset Under Asset Put
Option Agreement:	If all or a portion of the Reference Obligation has been
Drawn and, as of any day following the occurrence of a
Final Termination Event and prior to the Final Termination
Date, Party A (or the Guarantor, on its behalf) has failed to purchase the Reference Obligation from the Ceding Insurer
following delivery of a Put Notice pursuant to (and within
the time period specified in) Section 3.2 and Section 3.3 of the Asset Put Option Agreement, the Cash Settlement
Amount shall be equal to the Put Option Price (as defined
in the Asset Put Option Agreement), as reduced by any
amounts previously paid in respect of the Settlement
Amount, and the Ceding Insurer shall deliver the Reference
Obligation to Party A (to the extent that Party A pays the
related Cash Settlement Amount) or the Guarantor or its
designee (to the extent that the Guarantor pays the related
Cash Settlement Amount) against payment of such Cash
Settlement Amount to Party B. Any obligation to pay a

A-3-22

Cash Settlement Amount pursuant to this paragraph shall
survive termination of the related Asset Transaction.

8. Valuation.	The "Market Value" of an Asset (or portion thereof) as of
any date shall be determined as follows:

Cash:	The Market Value of Cash shall be equal to the amount
thereof.

Other Floating Balance Asset:	The Market Value of any Floating Balance Asset other than
Cash (for all purposes of this Letter Agreement and for
purposes of the Credit Support Annex) shall be equal to the
balance thereof.

All Other Assets:	The Market Value of an Asset other than Cash or another
Floating Balance Asset shall be (subject to the "Dispute
Resolution" provisions below) equal to the value of such
Asset, including accrued interest, as determined by the
Calculation Agent as of the close of business on the date of determination, in New York, New York in good faith and in
a commercially reasonable manner as of the close of
business on the date of determination.

Dispute Resolution:	If the Grantor disputes the Calculation Agent's calculation
of the Market Value of an Asset (other than Cash or another
Floating Balance Asset), then the Grantor shall notify the
Calculation Agent not later than the close of business on the
Business Day following the applicable date of
determination. Following delivery of such notice, the
parties will consult with each other in an attempt to resolve the dispute, and, if they fail to resolve the dispute by 1:00
p.m., New York time, on the Business Day following the
date on which the notice is given that gives rise to the
dispute (the "Resolution Time"), then the Calculation
Agent will recalculate the Market Value in dispute as of the original date of determination that gave rise to the dispute by seeking:

(i) in the case of a dispute involving the purchase of an
Asset by the Regulation 114 Trust and/or Party B, four
actual offer quotations; and

A-3-23

(ii) in the case of a dispute involving the sale of an Asset by the Regulation 114 Trust and/or Party B or an
Asset that was Drawn, four actual bid quotations,

in each case from leading dealers in the relevant market
based on quotations for an aggregate principal amount of
the applicable issue equal to the aggregate principal amount of the Asset or portion thereof being valued, and taking the arithmetic average of those obtained; provided, that if four quotations are not available, then fewer than four
quotations may be used; and if no quotations are available
then the Calculation Agent's original calculations will be
used.

Following a recalculation pursuant to the preceding
paragraph, the Calculation Agent will notify Party B and
the Grantor not later than 1:00 p.m. New York time on the
Business Day following the Resolution Time. No dispute
regarding Market Value hereunder shall delay any
transaction that otherwise would occur pursuant to and in
accordance with this Letter Agreement, or with the Master
Agreement including the Schedule thereto or any
Transaction entered into pursuant thereto, but instead shall give rise to an offsetting payment or transfer at or as soon as practicable following the Resolution Time.

Threshold Amount for Market Value
Determination:	Notwithstanding the value determined pursuant to the
provisions under the heading "Dispute Resolution," above,
the Calculation Agent's original calculations will be used in the event that the Market Value determined pursuant to the
"Dispute Resolution" provisions above is 99% or more of
the Market Value determined pursuant to the Calculation
Agent's original calculations (if the Grantor alleges that the correct value is lower than the Market Value determined by
the Calculation Agent) or less than 101% of the Market
Value determined pursuant to the Calculation Agent's
original calculations (if the Grantor alleges that the correct value is higher than the Market Value determined by the
Calculation Agent).

A-3-24

9. Floating Rate Payments by Party A.

The following terms shall apply to each Asset Transaction:

Floating Rate Payer:		Party A.

Floating Rate Payer Calculation Amount:		For purposes of determining the Floating Amount for any
Floating Rate Payer Payment Date, an amount equal to the
sum of the Notional Amount (as defined in Part 2 (General
Terms of Each Asset Transaction) for each day during the
related Calculation Period divided by the actual number of
days in such Calculation Period.

Floating Rate Payer Payment Dates:		One Business Day before Floating Rate Payer Period End
Dates.

Floating Rate Payer Period End Dates:	(A)	During the Fixed Rate Period, each January 15 and
July 15; and

	(B)	during the Floating Rate Period (if applicable), each
January 15, April 15, July 15 and October 15,

or, in the case of clauses (A) and (B), if such day is not a
Business Day, the next Business Day, from and including
the Effective Date to and including the Termination Date.

Floating Rate Option:		USD-LIBOR-BBA.

For purposes of this Letter Agreement and the Floating
Balance Swap Confirmation, the definition of "USD-
LIBOR-Reference Banks," as incorporated by reference
into the definition of "USD-LIBOR-BBA," as set forth in
the Annex to the 2000 ISDA Definitions, shall be modified
by inserting the following at the end thereof:

"Notwithstanding the foregoing, if the banks selected
as aforesaid by Party A are not quoting rates as
mentioned in the preceding sentence, the rate will be
the same as the rate determined on the immediately
preceding Reset Date (except that, in the case of the
first Calculation Period during the Floating Rate

A-3-25

Period (if applicable), the rate will be the same as
determined on the most recent London Banking Day,
as of which the applicable rate appeared on Telerate
Page 3750 or such page as may have replaced Telerate
Page 3750)."

For purposes of the definitions of "USD-LIBOR-Reference
Banks" and "USD-LIBOR-BBA," "London Banking Day"
shall mean any day on which dealings in deposits in United
States dollars are transacted in the London interbank
market.

Designated Maturity:	(A) with respect to any Calculation Period ending during
the Fixed Rate Period, six months and (B) with respect to
any Calculation Period ending during the Floating Rate
Period (if applicable), three months.

Spread:	Minus 0.10%; provided, that, if a Swap Repricing Event (as
defined in Part 5(i)(iii) of the Schedule) has occurred, the
"Spread" shall be the Spread that most recently become
effective pursuant to Part 5(i)(iii) of the Schedule.

Floating Rate Day Count Fraction:	Actual/360.

Floating Rate for Initial Calculation Period:	Solely in the case of Asset Transactions entered into with
Effective Dates that are prior to (but not including) the first
ABC Security Payment Date (as defined below), 1.12%.

For all other Asset Transactions, the Floating Rate
determined in the manner set forth in this Letter Agreement
based on a Reset Date which is (A) during the Fixed Rate
Period, the latest of the most recent January 15 or July 15
on or before the Effective Date and (B) during the Floating
Rate Period (if applicable), the latest of the most recent
January 15, April 15, July 15 or October 15 on or before the
Effective Date or, in the case of this clause (B), if such day is not a Business Day, the next Business Day.

Reset Dates:	The first day of each Calculation Period.

Method of Averaging:	Inapplicable.

A-3-26

Compounding:		Inapplicable.

ABC Security Payment Date:	(I)	During the Fixed Date Period, each January 15 and
July 15; and

	(II)	during the Floating Rate Period, each January 15,
April 15, July 15 and October 15,

or, in the case of clauses (I) and (II), if any such date is not a Business Day, the next following Business Day.

Fixed Rate Period:		The period from and including the Closing Date to and
including July 15, 2013 (or, if such day is not a Business
Day, the next Business Day).

Floating Rate Period:		Unless the Final Termination Date occurs prior to July 15,
2013 or, if such day is not a Business Day, the next
Business Day (in which case the Floating Rate Period shall
not be applicable), the period from and including the day
immediately following the last day of the Fixed Rate Period
to but excluding the earlier of July 15, 2033 (or, if such day is not a Business Day, the next Business Day) and the Final
Termination Date.

10. Weekly Release of Cash Settlement Amounts and Certain Interest Payments.

The following terms shall apply to each Asset Transaction:

Priority of Application of Assets to
Cash Settlement Amounts:		Accrued Interest on Sale (as defined in Part 3 (Interest and
Principal) of this Letter Agreement) and Cash Settlement
Amounts (pursuant to Part 6 (Cash Settlement) of this
Letter Agreement) shall be paid from Appreciation Account
Assets (to the extent available) and, to the extent that there are insufficient Appreciation Account Assets consisting of
Cash, from Trust Assets; provided, that, prior to the
occurrence of a Final Termination Event, Accrued Interest
on Sale and Cash Settlement Amounts may be paid from
Trust Assets only on Weekly Release Dates in accordance
with this Part 10 and not on any other day, and the
"Interest Payment Payer Payment Dates" or "Cash

A-3-27

Settlement Dates, " as the case may be, with respect to
such amounts shall be the day on which such amounts are
payable pursuant to this Part 10.

Weekly Release of Funds Where
Ceding Insurer Consent is Required:	With respect to each Weekly Release Date, Party A shall
prepare and deliver to each of the Grantor, the Regulation
114 Trustee, the Ceding Insurer and Party B on or prior to
1:00 p.m., New York time, on the third Business Day
preceding each Weekly Release Date (each, a "Weekly
Release Notice Date"), a report in the form set forth as
Attachment B or in such other form as may be agreed to
from time to time by the Grantor, Party A and Party B
(each, a "Weekly Consent and Release"). Party A shall
set forth on each Weekly Consent and Release:

(i) each amount payable in respect of Accrued Interest on
Sale or Cash Settlement Amounts, in each case to the
extent that such amounts were not paid from
Appreciation Account Assets and were not previously
paid pursuant to a Weekly Consent and Release; and

(ii) if such Weekly Release Date is also a Transfer Date
(for purposes of paragraph 13(c)(iii) of the Credit
Support Annex), the Delivery Amount (for purposes
of the Credit Support Annex), if any, with respect to
Party B, together with the Assets (or portions thereof)
to be distributed by the Regulation 114 Trust to Party
B pursuant to paragraph 13(m)(iv) of the Credit
Support Annex, and the Value (as defined in the
Credit Support Annex) of such Assets (or portions
thereof), stated separately and in the aggregate.

Any Accrued Interest on Sale and Cash Settlement
Amounts shall be payable on a Weekly Release Date only
to the extent that the Regulation 114 Trust has sufficient
Cash available to make the payment (after giving effect to
any other payments required to be made on such date), and
otherwise shall be due on the next succeeding Weekly
Release Date on which sufficient Cash is available.

A-3-28

Weekly Release Date:	(I) Each Thursday from but excluding the Closing Date to
but excluding the Final Termination Date (or, if any such
day is not a Business Day, the next Business Day), (II) in
the event of an exercise in part of the option under the Put
Agreement, the related Deemed Put Option Payment Date
or Voluntary Put Option Payment Date, as the case may be
and (III) the Final Termination Date.

11. Other Obligations of Party A.

Reporting:	Party A shall deliver statements to Party B, the Grantor or
its designee and the Regulation 114 Trustee and, if
instructed, to an independent auditor designated by the
Grantor identifying all Assets and their respective Market
Values (and the total thereof) as of the Valuation Time on
each Valuation Date (each, as defined in Paragraph 13(c) of
the Credit Support Annex) (which may be included as a
part of the Weekly Consent and Release). In addition,
without limiting the generality of the foregoing, no later
than the fifth (5th) Business Day following the last day of
each calendar month, Party A shall deliver a statement to
Party B, the Grantor or its designee, the Regulation 114
Trustee and, if instructed, to an independent auditor
designated by the Grantor identifying all Assets and their
respective Market Values as of the close of business on the
last day of the preceding calendar month, together with a
schedule of purchases and sales and other activity with
respect to the Assets during such calendar month.

Title:	Title to all Trust Assets shall be held in the name of and for the benefit of the Regulation 114 Trust and title to all
Appreciation Account Assets shall be held in the name of
and for the benefit of Party B. Neither Party A nor any
Affiliate thereof shall take possession of or handle any
cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Assets, or otherwise act as custodian of such investments.

Confidentiality:	It is not intended that the Grantor, the Put Counterparty or the Ceding Insurer (the "Party B Parties") divulge
information regarding their business affairs to Party A or

A-3-29

the Guarantor (the "Party A Parties"), or that the Party A
Parties request or receive any such information. Further, it is not intended that the Party A Parties divulge information regarding their business affairs to the Party B Parties or that the Party B Parties request or receive any such information.
However, in the event that, notwithstanding the preceding
sentence, (i) any Party A Party receives such information,
the Party A Parties shall maintain such information in the
strictest confidence or (ii) any Party B Party receives such information, the Party B Parties shall maintain such
information in the strictest confidence.

Notwithstanding the foregoing, the Party A Parties and the
Party B Parties (and each employee, representative, or other agent of such parties) may disclose to any and all persons,
without limitation of any kind, the tax treatment and any
facts that may be relevant to the tax structure of the
transaction, so long as such information is relevant to
understanding the tax treatment and tax structure of the
transaction.

12. Other Provisions.

Return of Excess Credited Amounts:	The Regulation 114 Trustee shall notify Party A upon
becoming aware that any Excess Credited Amounts have
been paid to Party A (whether in respect of Interest
Payments, Cash Settlement Amounts or otherwise), and, as
soon as practicable (but no later than one Business Day)
following receipt of such notice, Party A shall pay an
amount equal to any such Excess Credited Amounts
(without interest thereon) to the Regulation 114 Trust.

Return of Interest Payments and
Cash Settlement Amounts Not Received
in Accordance Herewith:	Party A agrees that if Party A or any of its Affiliates receive any amounts in respect of the Reference Obligation (other
than Excess Credited Amounts) to which it is not entitled,
Party A shall, or shall cause such Affiliate, as the case may be, to (A) deposit into the Appreciation Account the portion of such amounts that relate to Appreciation Account Assets

A-3-30

and (B) deposit the remainder of such amount to the
Regulation 114 Trust.

Election by Ceding Insurer to Receive Cash:	In the event that the Ceding Insurer elects to receive Cash
in a Draw, the Ceding Insurer may provide advance notice
of such election to Party A (each a "Cash Election
Notice"). Each Cash Election Notice shall be substantially
in the form set forth as Attachment A hereto or in such
other form acceptable to the Ceding Insurer and Party A.
Each Cash Election Notice shall specify the total amount of
Cash that the Ceding Insurer intends to receive in such
Draw. Within one Business Day after receipt of a Cash
Election Notice, Party A shall cause one or more of the
Assets selected by Party A to be sold for Cash in an amount
that is equal to or greater than the amount specified in the applicable Cash Election Notice. The Cash proceeds of
such Assets shall be paid directly to or at the direction of the Ceding Insurer on a gross basis without any reduction
being made in respect of a Cash Settlement Amount that is
required to be paid by Party B in respect of any Asset
Transaction with respect to which any such Asset is the
Reference Obligation. For avoidance of doubt, the
preceding sentence shall not operate to reduce the amount
of any Cash Settlement Amount payable by Party B to Party
A in connection with any such Asset.

[SIGNATURE PAGE FOLLOWS]

A-3-31

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Letter Agreement and returning it to us.

Yours sincerely,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

Accepted and confirmed as
of the Trade Date written above:

MANGROVE BAY TRUST

By:	The Bank of New York (Delaware), not
in its individual capacity but solely as trustee

By:
Name:
Title:

[Standard Terms of Asset Transactions]

A-3-32

Acceptance of Certain Terms and Conditions by the Bank of New York

     By signing below, the Bank of New York hereby agrees, for the benefit of Party A, Party B, the Grantor and the Regulation 114 Trust, to be bound by the provisions of, and shall become a party to and receive the benefits of this Letter Agreement and the Floating Balance Swap identified herein solely to the extent relating to (i) the rights and obligations of the Regulation 114 Trustee with respect to the return of Excess Credited Amounts and (ii) the obligation to provide notices as specified herein. The signature of the Bank of New York shall not construed (by negative inference or otherwise) to limit any rights of The Bank of New York as a third-party beneficiary to this Letter Agreement, the Master Agreement (including the Schedule), the Guarantee or any Transaction.

THE BANK OF NEW YORK

By: ____________________________________
       Name:
       Title:

[Standard Terms of Asset Transactions]

A-3-33

EXHIBIT C

FORM OF GUARANTEE OF MERRILL LYNCH DERIVATIVE PRODUCTS AG
DATED AS OF JULY 11, 2003

     FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH DERIVATIVE PRODUCTS AG, a Swiss share corporation ("MLDP"), hereby unconditionally guarantees to Mangrove Bay Trust (the "Company"), subject to the limitations hereinafter specified, the payment of the aggregate net amount (if any) payable by Merrill Lynch International ("MLI") and/or MLDP pursuant to the terms of Section 6(e) (other than Section 6(e)(iv)) of the Master Agreement dated as of July 11, 2003, between MLI and the Company (including the Schedule and the Exhibits thereto and the Standard Terms of Asset Transactions (as defined in the Schedule), the "Agreement"), as modified pursuant to Part 1(l) of the Schedule to the Agreement (the "Guaranteed Termination Payment") that is allocable to the "Guaranteed Transactions". For the purpose of this Guarantee, "Guaranteed Transactions" shall include any outstanding Transaction under the Agreement where MLDP has endorsed the Confirmation as set forth in Part 8 of the Schedule to the Agreement. In case of the failure of MLI punctually to make any such payment, MLDP hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to MLDP; provided, however that delay by the Company in giving such demand shall in no event affect MLDP's obligations under this Guarantee. The amount payable by MLDP under this Guarantee shall not exceed the amount of the Guaranteed Termination Payment and MLDP shall not be obligated to make payments under this Guarantee to the extent that the Company has received any payment guaranteed hereunder from any other Credit Support Provider of MLI or pursuant to any other Credit Support Document.

     Capitalized terms used in this Guarantee and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. For the purpose of this Guarantee, the amount of the Guaranteed Termination Payment allocable to the Guaranteed Transactions in respect of an Early Termination Date shall mean the amount (if any) that would be payable by MLI pursuant to the terms of Section 6(e) of the Agreement if the Guaranteed Transactions were the only Terminated Transactions in respect of such Early Termination Date. To the extent that the obligations of MLDP under this Guarantee are determined by reference to obligations of MLI under the Agreement, such obligations shall be determined by reference to and in accordance with the express provisions of the Agreement regardless of whether the same shall be enforceable in accordance with their terms between the Company and MLI.

     This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLI or otherwise, all as though such payment had not been made.

     MLDP hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLI or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. This Guarantee shall continue to be effective if MLI merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

     MLDP hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLI; all demands whatsoever (except as provided in the first paragraph hereof); and any right to require a proceeding first against MLI.

Notwithstanding anything herein to the contrary, MLDP's obligations under this Guarantee shall be subject to the provisions of Part 8 of the Schedule to the Agreement.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee becomes effective as of the date set forth above.

     MLDP hereby certifies and warrants that this Guarantee constitutes the valid obligation of MLDP and complies with all applicable laws.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, MERRILL LYNCH DERIVATIVE PRODUCTS AG has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH DERIVATIVE PRODUCTS AG

By:
Name:
Title:

Date:

[Guarantee]

APPENDIX A

DEFINED TERMS

       "6(b)(iv) Termination Notice" has the meaning set forth in Part 1(j)(i) of the Schedule.

     "ABC Assignment Agreement" shall mean the Assignment Agreement dated as of July 11, 2003 between the Grantor, as Assignor, and the ABC Trust, as Assignee, as the same may be amended from time to time.

     "ABC Declaration" shall mean the Declaration of Trust of the ABC Trust, dated as of May 22, 2003, among the ABC Trustee, GSS Holdings II, Inc., a Delaware corporation, as tax matters partner, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, as initial purchaser.

     "ABC Securities" shall mean the Asset-Backed Capital Commitment Securities issued by the ABC Trust.

       "ABC Security Holders" shall mean the holders of the ABC Securities.

       "ABC Trust" shall mean Mangrove Bay Trust, a Delaware statutory trust.

     "ABC Trustee" shall mean, initially, The Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity, but solely as trustee of the ABC Trust or any successor or replacement trustee.

       "Affected Party" has the meaning set forth in Section 5(b) of the Master Agreement.

     "Aggregate Floating Rate Payments" has the meaning set forth in Part 1(l)(vii) of the Schedule.

     "Appreciation Account" shall mean the account established by Party B pursuant to paragraph 13(m)(ii) of the Credit Support Annex, which initially will be account number GLA 111-565 (sub-account 223-214) at The Bank of New York.

     "Appreciation Account Asset" means any Asset (whether or not constituting an Eligible Asset at such time) or portion thereof (including Cash) then credited to the Appreciation Account.

     "Asset Put Option Agreement" shall mean the Asset Put Option Agreement, dated as of July 11, 2003, between MLI and the Ceding Insurer, as the same may be amended from time to time.

     "Asset Swap Counterparty Account" has the meaning set forth in Section 3.6(d) of the ABC Declaration.

     "Asset Transaction" has the meaning set forth in Part 1 of the Standard Terms of Asset Transactions.

     "Asset Transaction Confirmation" has the meaning set forth in Part 1 of the Standard Terms of Asset Transactions.

Appendix A-1

       "Assets" shall mean the Trust Assets and the Appreciation Account Assets. For all purposes of the Master Agreement (including the Schedule and the Credit Support Annex), the Confirmations, the Standard Terms of Asset Transactions and the Asset Put Option Agreement, at any time, the Reference Obligation relating to any Transaction shall constitute a single "Asset" (irrespective of whether such Reference Obligation is part of the same issue as the Reference Obligation relating to any other Transaction at such time outstanding).

         "Available Amounts" has the meaning set forth in Part 5(k) of the Schedule.

       "Available Liquidation Preference" has the meaning set forth in Section 3.5 of the Put Agreement.

         "Business Day" has the meaning set forth in Part 1(f) of the Schedule.

         "Calculation Agent" shall mean Party A.

       "Cash" shall mean coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

       "Ceding Insurer" shall mean XL Reinsurance America Inc., a New York property and casualty insurance company.

         "Closing Date" shall mean the date on which the ABC Securities are issued.

         "Collateral Agreement" has the meaning set forth in Part 1(h)(iii) of the Schedule.

       "Draw" or "Drawn" shall mean, with respect to any Trust Asset (but not an Appreciation Account Asset), all or a portion of such Asset is drawn by the Ceding Insurer from the Regulation 114 Trust pursuant to Section 4.l of the Regulation 114 Trust Agreement or any other provision thereof (except to the extent that the Asset so drawn is paid to Party B on or prior to the Business Day following the date of such draw).

       "Eligible Institution" shall mean a depository institution organized under the laws of the United States or any one of the states thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by federal or state banking authorities which at all times has (i) a long term rating of "A-2" and a short-term deposit rating of "Prime-1" by Moody's and (ii) a short-term rating of "A-1+" and, if deposits are to be held in the account for more than 30 days, a long-term rating of "AA-", by Standard & Poor's, and whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

       "Failure to Purchase" has the meaning set forth in Part 6 (Cash Settlement) of the Standard Terms of Asset Transactions or Part 7 (Procedures Upon Failure to Purchase Drawn Assets Under Asset Put Option Agreement) of the Standard Terms of Asset Transactions, as the context may require.

       "Final Termination Date" has the meaning set forth in Section 6(e)(i)(B) of the Master Agreement (as restated in Part 1(l) of the Schedule).

Appendix A-2

     "Final Termination Event" has the meaning set forth in Section 6(e)(i) of the Master Agreement (as restated in Part 1(l) of the Schedule).

     "Floating Balance Asset" has the meaning set forth in the Floating Balance Swap Confirmation.

    "Floating Balance Swap" shall mean the Transaction represented by the Floating Balance Swap Confirmation.

    "Floating Balance Swap Confirmation" shall mean the Confirmation entered into by Party A and Party B in the form set forth as Exhibit A-1 to the Schedule to the Master Agreement.

    "Floating Rate Payer Calculation Amount" has, with respect to any Asset, the meaning set forth in the related Confirmation.

     "Grantor" shall mean XL Re Ltd, a Bermuda property and casualty reinsurer.

    "Grantor Letter of Instruction" shall mean the Grantor Letter of Instruction dated as of July 11, 2003, of the Grantor to the Regulation 114 Trust.

     "Guarantee" has the meaning set forth in Part 4(f)(i) of the Schedule.

     "Guaranteed Termination Payment" has the meaning set forth in Part 8(a) of the Schedule.

     "Guaranteed Transaction" has the meaning set forth in Part 8(b) of the Schedule.

     "Guarantor" has the meaning set forth in Part 4(f)(i) of the Schedule.

     "Interim Period" has the meaning set forth in Section 6(e)(ii) of this Agreement (as restated in Part 1(l) of the Schedule).

    "Joint Letter of Instruction" shall mean the Joint Letter of Instruction dated as of July 11, 2003, of the Grantor and the Ceding Insurer to the Regulation 114 Trust.

     "Local Business Day" has the meaning set forth in Part 1(f) of the Schedule.

    "Master Agreement" shall mean the ISDA Master Agreement, dated as of July 11, 2003, between MLI, as Party A, the ABC Trust, as Party B and, for certain limited purposes, the Grantor, including the Schedule thereto, as the same may be amended from time to time.

     "MLDP" has the meaning set forth in Part 4(g)(i) of the Schedule.

    "MLI" shall mean Merrill Lynch International, an English corporation and its successors and assigns.

     "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereto, if any.

    "Party A Termination" has the meaning set forth in Section 6(e)(vii) of this Agreement (as restated in Part 1(l) of the Schedule).

Appendix A-3

     "Pass-Through Declaration" shall mean the Declaration of Trust of the Pass-Through Trust, dated as of May 22, 2003, between the Pass-Through Trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, as Initial Purchaser, as the same may be amended from time to time.

     "Pass-Through Securities" shall mean the Asset Backed Capital Commitment Pass-Through Securities, face amount $1,000 per security, issued by the Pass-Through Trust.

     "Pass-Through Trust" shall mean Mangrove Bay Pass-Through Trust, a Delaware statutory trust.

     "Pass-Through Trustee" shall mean, initially, The Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity, but solely as trustee of the Pass-Through Trust or any successor or replacement trustee.

       "Proceedings" has the meaning set forth in Part 4(j) of the Schedule.

     "Put Agreement" shall mean the Put Option Agreement, dated as of July 11, 2003, between the Put Counterparty and Party B, as the same may be amended from time to time or its successors or assigns as permitted under the Put Option Agreement.

       "Put Counterparty" shall mean XL Capital Ltd., a Cayman Islands exempt limited company.

       "Put Option Premium" has the meaning set forth in Section 5.1(b) of the Put Agreement.

     "Put Option Premium Calculation Amount" has the meaning set forth in Section 1.2 of the Put Agreement.

     "Rate Swap" shall mean the ISDA Master Agreement, dated as of July 11, 2003, between the Put Counterparty, as Party A, and the ABC Trust, as Party B, including the Schedule thereto and the related Swap Confirmation with an Effective Date of even date therewith.

     "Rating Agencies" shall mean S&P and Moody's so long as any of the Pass-Through Securities remain outstanding and rated by such entity.

     "Regulation 114" shall mean Regulation 114 promulgated by the New York Insurance Superintendent under the New York Insurance Law.

     "Regulation 114 Trust" shall mean the trust established pursuant to the Regulation 114 Trust Agreement.

     "Regulation 114 Trust Agreement" shall mean the trust agreement dated as of July 11, 2003 among the Grantor, the Ceding Insurer, as Beneficiary thereunder, and the Regulation 114 Trustee, as the same may be amended from time to time.

     "Regulation 114 Trustee" shall mean, initially, The Bank of New York, a New York banking corporation, and any of its permitted successors and assigns, in its capacity as trustee of the Regulation 114 Trust or any successor or replacement trustee.

     "Required Counterparty Rating" has the meaning set forth in Part 1(h)(ii) of the Schedule.

Appendix A-4

     "Spread" has the meaning set forth in Part 3 (Floating Rate Payments by Party A) of the Floating Balance Swap Confirmation and Part 9 (Floating Rate Payments by Party A) of the Standard Terms of Asset Transactions.

     "S&P" shall mean Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or any successor thereto, if any.

     "Schedule" shall mean the Schedule (of which this Appendix A is a part) to the Master Agreement.

     "Scheduled Termination Date" has the meaning set forth in Part 1 (General Terms) the Floating Balance Swap Confirmation and Part 2 (General Terms of Each Asset Transaction) of the Standard Terms of Asset Transactions, as the context may require.

     "Standard Terms of Asset Transactions" shall mean the letter agreement entered into between Party A and Party B in the form set forth as Exhibit A-3 to the Schedule.

     "Swap Renewal Date" shall mean each of July 15, 2013 and July 15, 2023 (or, in each case, if such day is not a Business Day, the next Business Day).

       "Swap Repricing Event" has the meaning set forth in Part 5(i)(iii) of the Schedule.

     "Termination Date" has, with respect to one or more Transactions, the meanings set forth in the related Confirmations.

     "30-Day Assets" has the meaning set forth in Section 6(e)(iii), as modified by Part 1(l) of the Schedule.

       "Transfer Date" has the meaning set forth in Paragraph 13(c)(iii) of the Credit Support Annex.

     "Trust Asset" shall mean, at any time, any asset (whether or not constituting an Eligible Asset at such time) or portion thereof (including Cash) then credited to the Regulation 114 Trust.

     "Valuation Date" has the meaning set forth in Paragraph 13(c)(ii) of the Credit Support Annex to the Master Agreement.

Appendix A-5

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the schedule to the

MASTER AGREEMENT

dated as of July 11, 2003

between

MERRILL LYNCH INTERNATIONAL	and	MANGROVE BAY TRUST
(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—

Paragraph 1. Interpretation

(a)   Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)   Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Copyright © 1994 by International Swaps and Derivatives Association, Inc.

Paragraph 3. Credit Support Obligations

(a)   Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)	the Credit Support Amount

            exceeds

(ii)	the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)   Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)	the Value as of that Valuation Date of all Posted Credit Support held by the secured Party exceeds

(ii)	the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)   Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)	no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)	no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)   Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)   Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

2	ISDA® 1994

(d)   Substitutions.

(i)	Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)	subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)	In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)	utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)	calculating the exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C)	utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)	In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

3	ISDA® 1994

Paragraph 6. Holding and Using Posted Collateral

(a)   Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)   Eligibility to Hold Posted Collateral; Custodians.

(i)	General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)	Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)	Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)   Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the Parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)	sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)	register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)   Distributions and Interest Amount.

(i)	Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

4	ISDA® 1994

(ii)	Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)	that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)	that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)	that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a)   Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise on or more of the following rights and remedies:

(i)	all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)	any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)	the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)	the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

5	ISDA® 1994

(b)   Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (exception the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)	the Pledgor may exercise all rights and remedies available to a Pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)	the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)	the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)	to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)	Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)	to the extent that the Pledgor does not Set-off (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until the Posted Collateral is Transferred to the Pledgor.

(c)   Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)   Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)	it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)	it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)	upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)	the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

6	ISDA® 1994

Paragraph 10. Expenses

(a)   General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)   Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)   Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a)   Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)   Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)   Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect that security interest and lien granted by its under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)   Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)   Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)   Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this annex will be construed accordingly.

7	ISDA® 1994

Paragraph 12. Definitions

As used in this Annex:—

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3.

“Custodian” has the meaning specified in Paragraph 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x)	the amount of that Cash on that day; multiplied by

(y)	the Interest Rate in effect for that day; divided by

(z)	360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

8	ISDA® 1994

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)	in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)	in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)	in the case of securities that can be paid or delivered by book-entry, the giving of written instruments to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)	in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

9	ISDA® 1994

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)	Eligible Collateral or Posted Collateral that is:

(A)	Cash, the amount thereof; and

(B)	a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii)	Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)	Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

10	ISDA® 1994

CREDIT SUPPORT ANNEX

to the Schedule to the Master Agreement

dated as of July 11, 2003

between

Merrill Lynch International	Mangrove Bay Trust
("Party A" or "Secured Party")	("Party B" or "Pledgor")

Paragraph 13. Elections and Variables
(a)	Security Interest for "Obligations." The term "Obligations" as used in this Annex includes the following additional obligations:
With respect to Party A: Not Applicable. With respect to Party B: Not Applicable.
(b)	Credit Support Obligations.
	(i)	Delivery Amount, Return Amount and Credit Support Amount.
		(A)	"Delivery Amount" has the meaning specified in Paragraph 3(a).
		(B)	"Return Amount" has the meaning specified in Paragraph 3(b).
(C)	"Credit Support Amount" has the meaning specified in Paragraph 3; provided, however, that Exposure shall be determined by the Valuation Agent as the aggregate amount that would be payable under all Asset Transactions in respect of Cash Settlement Amounts assuming that (i) the Asset Principal Amount with respect to each Asset Transaction were reduced to zero as of the Valuation Time and (ii) Party B and/or the Regulation 114 Trust received an amount of Principal equal to the Market Value of the related Reference Obligation (as determined pursuant to Part 8 (Valuation) of the Standard Terms of Asset Transactions) (excluding accrued interest).

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     (ii)   Eligible Collateral. The following items will qualify as "Eligible Collateral" for the party specified:

				Valuation
		Party A	Party B	Percentage

(A)	Cash	N/A	[X]	100%

(B)	Other "Eligible Assets" as defined in	N/A	[X]	100%
	Part 1 (Option of Party A to Enter Into
	Asset Transactions) of the Standard
	Terms of Asset Transactions

	(iii)	Other Eligible Support. The following items will qualify as "Other Eligible Support" for the party specified: None specified.
	(iv)	Thresholds.
		(A)	"Independent Amount" means with respect to Party A: None.
"Independent Amount" means with respect to Party B: None.
		(B)	"Threshold" means with respect to Party A: Zero.
"Threshold" means with respect to Party B: Zero.
		(C)	"Minimum Transfer Amount" means with respect to a party: Zero.
		(D)	Rounding. None.
(c)	Valuation and Timing.
		(i)	"Valuation Agent" means, for all purposes, Party A.
		(ii)	"Valuation Date" means the third Business Day preceding each Transfer Date.
		(iii)	"Transfer Date" means every other Thursday, commencing July 24, 2003 or, if any such day is not a Business Day, the next Business Day.
		(iv)	"Valuation Time" means 10:00 a.m. in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will
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be made as of approximately the same time on the same date.
		(v)	"Notification Time" means no later than 1:00 p.m., New York time on any Business Day.
		(vi)	Paragraph 4(b) is hereby deleted and replaced with the following:
"(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time on the Valuation Date, then the relevant Transfer will be made not later than the close of business on the Transfer Date; if a demand is made after the Notification Time on the Transfer Date, then the relevant Transfer will be made no later than the close of business or the next following Transfer Date. Any such demand shall be included as a part of the Weekly Consent and Release delivered pursuant to Part 10 of the Standard Terms of Asset Transactions."

		(vii)	Paragraph 4(c) is hereby deleted and replaced with the following:
"(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time, and shall be included as a part of the Weekly Consent and Release delivered pursuant to Part 10 of the Standard Terms of Asset Transactions, and shall be delivered no later than the Notification Time on the Valuation Date."

(d)	Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event(s) will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)	Substitution.
	(i)	"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).
(ii)	Consent. On any Business Day, Party A may, by written direction to the Grantor, the Regulation 114 Trustee and the ABC Trustee, require one or more of the Assets held in the Appreciation Account to be substituted for one or more Assets in the Regulation 114 Trust of equivalent Market Value (as determined pursuant to Part 8 (Valuation) of the Standard Terms of Asset Transactions).

(f)	Dispute Resolution.
	(i)	"Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following
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the date on which the notice is given that gives rise to a dispute under Paragraph 5.
(ii)	"Value." The Value of Posted Credit Support will be, on any Valuation Date, equal to the Market Value thereof as of the Valuation Time on such date. For all purposes of this Paragraph 13, "Market Value" shall mean, with respect to any Asset and any Valuation Date, the Market Value (excluding accrued interest) determined pursuant to Part 8 (Valuation) of the Standard Terms of Asset Transactions (which, in the case of a dispute, shall be determined as if such Asset were to be sold by the Regulation 114 Trust).

	(iii)	"Alternative". The provisions of Paragraph 5 will not apply.
(g)	Holding and Using Posted Collateral.
(i)	Eligibility to Hold Posted Collateral; Custodians. Notwithstanding any part of this Credit Support Annex, including Paragraph 3(a) thereof, the Posted Collateral pledged to Party A will be held in the Appreciation Account, and will be deposited into such account pursuant to the procedures set forth in Paragraph 13(m)(iv)(A) of this Credit Support Annex.

	(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party A and Party B.
(h)	Distributions and Interest Amount.
	(i)	Interest Rate. Zero.
	(ii)	Transfer of Interest Amount. Not applicable.
	(iii)	Alternative to Interest Amount. Not Applicable.
(j)	Other Eligible Support and Other Posted Support.
(i) "Value" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.
(ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.
(k)	Demands and Notices.
All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:
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With respect to Party A:
With respect to Party B:
(l) Addresses for Transfers.
Party A:
Party B:
(m) Other Provisions:
(i) Paragraph 7 Subparagraph (i) Events of Default is hereby amended by changing the words in the third line thereof “ two Local Business Days” to “three Local Business Days”.
(ii) Establishment of Accounts. From and after the Closing Date, Party B shall establish and maintain an account to be designated as the "Appreciation Account". Such account shall be established at an Eligible Institution (as defined in Appendix A to the Schedule).

(iii) Authorization to File Financing Statements. Party B hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Party A may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Party A pursuant to Paragraph 2 of the Credit Support Annex, as modified by clause (v) below. Such financing statements may describe the Posted Collateral with respect to Party B, the Appreciation Account and the property credited thereto, in the same manner as described in this Agreement or may contain an indication or description of collateral that describes such property in any other manner as Party A may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Posted Collateral with respect to Party B, the Appreciation Account and the property credited thereto, granted to Party B in connection herewith, including, without limitation, describing such property as "all assets" or "all personal property," whether now owned or existing or hereafter arising or acquired and wheresoever located.

(iv) Maintenance of Amounts in Appreciation Account. Notwithstanding the provisions of Paragraph 4(b), with respect to each Transfer Date:
15

(A)	Party A may, at its option, instruct the Regulation 114 Trustee, in the applicable Weekly Consent and Release, to distribute to Party B on such Transfer Date one or more Trust Assets (or any part thereof) with a then-current Value up to but not exceeding the Delivery Amount (if any) with respect to Party B determined as of the related Valuation Date; and

(B)	Party B shall withdraw from the Appreciation Account, and deposit with the Regulation 114 Trust on such Transfer Date, Trust Assets selected by Party A with a then-current Value up to but not exceeding the Return Amount (if any) with respect to Party B determined as of the related Valuation Date (provided, that if Party A fails to designate Trust Assets for such purpose in the applicable Weekly Consent and Release, then Party B shall be entitled to select such Assets).

Any adjustments to the Posted Collateral based on the "Dispute Resolution" provisions of Part
8 (Valuation) of the Standard Terms of Asset Transactions shall be made promptly upon the resolution of the relevant dispute.

For purposes of clarification, the transfer of all or a portion of any Asset to the Appreciation Account in the manner described in this clause (iv) shall not affect the Transaction relating to such Asset which shall remain in effect.

(v) Security Interest. Paragraph 2 of this Credit Support Annex is hereby modified by adding the following immediately after the first sentence thereof:
"Without limitation of the preceding sentence, Party B, as pledgor, hereby pledges to Party A all of its interest in the Appreciation Account and all property from time to time credited thereto as security for its Obligations."

[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF the parties have executed this Annex as of the date specified on the first page hereof.

MERRILL LYNCH INTERNATIONAL

By: /s/ Hamish Pritchard
Name: Hamish Pritchard
Title: Authorized Signatory
:

MANGROVE BAY TRUST

By: The Bank of New York (Delaware),
not in its individual capacity but solely
as trustee

By: /s/ Michael Santino
Name: Michael Santino
Title: Senior Vice President

[Credit Support Annex]

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